                                                                     EXHIBIT 2.1

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                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG

                         PLATINUM SOFTWARE CORPORATION,
                              FS ACQUISITION CORP.
                                FOCUSSOFT, INC.
                                      AND
                         THE SHAREHOLDERS NAMED HEREIN


                          DATED AS OF NOVEMBER__, 1997




















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



                               TABLE OF CONTENTS



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                                                                                                               PAGE
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
SECTION 1 - THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3     Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4     Articles of Incorporation; Bylaws; Directors; Officers . . . . . . . . . . . . . . . . . . . .   2
         1.5     Tax-Free Reorganization; Pooling of Interests  . . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2 - EFFECT OF THE MERGER ON CAPITAL STOCK;
            EXCHANGE OF CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.1     Total Shares; Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.2     Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
            AND THE SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.1     Organization of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.2     Company Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.4     Authorization; Validity; Non-Contravention.  . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.5     Company Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.6     No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.7     No Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.8     Tax and Other Returns and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.9     Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.10    Title of Properties; Absence of Liens and Encumbrances;
                 Condition of Equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.11    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.12    Agreements, Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.13    Interested Party Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.14    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.15    Accounts Receivable; Inventory.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.16    Minute Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.17    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.18    Brokers' and Finders' Fees; Third Party Expenses . . . . . . . . . . . . . . . . . . . . . . .  22
         3.19    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.20    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.21    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26





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
         3.22    Complete Copies of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.23    Warranties; Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.24    Receipt and Review of SEC Documents; Execution of  . . . . . . . . . . . . . . . . . . . . . .  27
         3.25    No Ultimate Parent Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.26    Representations Complete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4 - REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB  . . . . . . . . . . . . . . . . . . . . . . . . .  27

         4.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.2     Authorization; Validity; Non-Contravention . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.3     SEC Document; Parent Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.4     Parent Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.5     Authorized Capital Stock of Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.7     No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.8     Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION 5 - COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.1     Conduct of Business of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.2     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.3     Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.4     Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.5     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.6     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.7     Public Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.8     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.9     FIRPTA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.10    Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.11    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.12    Pooling Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.13    Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.14    Blue Sky Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.15    Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.16    Director Appointment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.17    Form S-8 Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.18    Bonuses and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 6 - CONDITIONS TO THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.1     Conditions to Obligations of Each Party to Effect the Merger . . . . . . . . . . . . . . . . .  37
         6.2     Additional Conditions to the Obligations of Parent and Sub . . . . . . . . . . . . . . . . . .  38
         6.3     Additional Conditions to Obligations of Company  . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 7 - INDEMNIFICATION; ESCROW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41





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
         7.1     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2     Indemnification Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.3     Escrow Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.4     Shareholders' Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.5     Survival of Representations and Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . .  45

SECTION 8 - TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.3     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.4     Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.5     Notice of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

SECTION 9 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.2     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.3     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.4     Entire Agreement; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.5     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.6     Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.7     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.8     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.9     Absence of Third Party Beneficiary Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.10    Mutual Drafting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.11    Further Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49























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                               INDEX OF EXHIBITS


Exhibit A                 Articles of Merger
Exhibit B                 Form of Shareholder Certificate
Exhibit C                 Form of Affiliate Agreement
Exhibit D                 Form of Legal Opinion of Counsel to the Company
Exhibit E                 Form of Key Employee Agreement
Exhibit F                 Form of Shareholder Employment Agreement
Exhibit F-1               Form of John Lococo Employment Agreement
Exhibit F-2               Form of Michael Zimmerman Employment Agreement
Exhibit G                 Form of Escrow Agreement
Exhibit H                 Form of Registration Rights Agreement


































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
                      AGREEMENT AND PLAN OF REORGANIZATION



         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of November ___, 1997 among Platinum Software Corporation, a Delaware corporation ("Parent"), FS Acquisition Corp., a Kentucky corporation and a wholly-owned subsidiary of Parent ("Sub"), FocusSoft, Inc., a Kentucky corporation (the "Company"), and John Lococo, Michael Zimmerman, and Joseph Brumleve (each a "Shareholder" and collectively, the "Shareholders").


                                    RECITAL

         The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") pursuant to the terms of this Agreement and, in furtherance thereof, have approved the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   SECTION 1

                                   THE MERGER

         1.1 THE MERGER. Subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached as Exhibit A (the "Merger Agreement") and the 1988 Business Corporation Act of the State of Kentucky (the "State Code"), Sub will be merged with and into the Company (the "Merger").
The Merger Agreement provides, among other things, the mode of effecting the Merger and the manner and basis of converting each issued and outstanding share of capital stock of the Company ("Company Capital Stock") into shares of common stock, $.001 par value, of Parent ("Parent Common Stock").

         1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place at a place and time and on a date reasonably agreed to by Parent and the Company which date shall be no later than the business day following satisfaction or waiver of the conditions set forth in Section 6 hereof, unless another date is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Merger Agreement in accordance with the relevant provisions of the State Code (the time of acceptance by the appropriate authority of the Merger Agreement is referred to as the "Effective Time").

         1.3 EFFECTS OF THE MERGER. At the Effective Time, the separate existence of Sub shall cease and Sub shall be merged with and into the Company, and the effects of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of the State Code. The Company as the surviving corporation after the Merger is sometimes referred to as the "Surviving Corporation." Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         1.4 ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. At the Effective Time and unless otherwise determined by Parent prior to the Effective Time, (i) the Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation; (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed; (iii) L. George Klaus, Michael J. Simmons and John Lococo shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, as the same may be amended from time to time or otherwise as provided by law; and (iv) John Lococo, L. George Klaus and Michael J. Simmons shall be the initial officers of the Surviving Corporation.

         1.5 TAX-FREE REORGANIZATION; POOLING OF INTERESTS. The Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to qualify for accounting treatment for as a pooling of interests.


                                   SECTION 2

        EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

         2.1 TOTAL SHARES; EFFECT ON CAPITAL STOCK. The total number of shares of Parent Common Stock issuable (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all unexpired and unexercised options, warrants and other rights to acquire Company Capital Stock shall be equal to 2,700,000. No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this
 Agreement (including, without limitation, Section 7 below), as of the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

                   (a) Conversion of Company Common Stock. Each share of Common Stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) and any Dissenting Shares (as defined and to the extent provided in Section 2.2(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Common Exchange Ratio (as defined in paragraph (g) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

                   (b) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                   (c) Company Stock Options. At the Effective Time, each outstanding Company Stock Option (as defined in Section 3.2) outstanding immediately prior to the Effective Time (including, but not limited to, all outstanding vested and unvested stock options) shall be assumed by Parent and shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to acquire (if and when vested) that number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock into which such Company Stock Options are convertible immediately prior to the Effective Time by the Common Exchange Ratio, at an exercise price per share of Parent Common Stock equal to the exercise price per share of such Company Stock Option divided by the Common Exchange Ratio. Such Company Stock Options shall be assumed by Parent pursuant to Parent's assumption of the Company's rights and obligations under individual option agreements that provide for the issuance of such Company Stock Options.

                   (d) Capital Stock of Sub. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                   (e) Adjustments to Common Exchange Ratio. The Common Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

                   (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of

Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the per share market value of Parent Common Stock (based on the last sales price of Parent Common Stock as reported on the Nasdaq National Market on the Effective
Date) multiplied by the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled.

                   (g)     Definitions.

                            (i)     Common Exchange Ratio.  The "Common
Exchange Ratio" shall be 2,700,000 divided by the sum of (A) the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time and (B) the total number of shares of Company Common Stock underlying Company Stock Options outstanding as of immediately prior to the Effective Time.

                           (ii)     Escrow Amount.  The "Escrow Amount" shall
be equal to 270,000 shares of Parent Common Stock.

         2.2       DISSENTING SHARES.

                   (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with the State Code and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 2.1, but the holder thereof shall only be entitled to such rights as are granted by the State Code.

                   (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under the State Code shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and cash in lieu of fractional shares as provided in Section 2.1, without interest thereon, upon surrender of the certificate representing such shares.

                   (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to the State Code and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the State Code. The Company shall not, except with the prior written consent of Parent (which consent will not be unreasonably withheld), voluntarily make any payment with respect to any demands for appraisal of Company Capital Stock or offer to settle or settle any such demands.

         2.3       EXCHANGE OF CERTIFICATES.

                   (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company, reasonably acceptable to the Company, to act as exchange agent (the "Exchange Agent") in the Merger.

                   (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall deliver to the Exchange Agent for exchange in accordance with this Section 2 and the Merger Agreement, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.1 and the Merger Agreement in exchange for outstanding shares of Company Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.1(f); provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 2.1. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 2.1 by virtue of ownership of outstanding shares of Company Capital Stock.

                   (c) Exchange Procedures. As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares are being converted into Parent Common Stock pursuant to Section 2.1 and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to the terms of Section 7 below and the Escrow Agreement (as defined below)) plus cash in lieu of fractional shares to which the holder of Company Common Stock is entitled pursuant to Section 2.1(f). The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered on the transfer records of the Company, the appropriate number of shares of Parent Common Stock may be delivered to a transferee if the Certificate representing such Company Capital Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 7 below and the Escrow Agreement, Parent shall cause to be distributed to the Escrow Agent (as defined in Section 7) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the

Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Section 7. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.1(f). Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of Parent Common Stock as provided by this Section 2 and the provisions of the State Code.

                   (d)     Distributions With Respect to Unexchanged Shares.
No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

                   (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                   (f) No Further Ownership Rights in Capital Stock of the Company. All Parent Common Stock delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock, and following the Effective Time, the Certificates shall have no further rights to, or ownership in, shares of Company Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.

                   (g) Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the

Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.1(f); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                   (h) No Liability. Notwithstanding anything to the contrary in this Section 2.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                   (i) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

         Each of the Company and the Shareholders, jointly and severally, represents and warrants to Parent and Sub, subject to such exceptions as are specifically and accurately disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company and the Shareholders to Parent and Sub on or prior to the date of this Agreement (the "Disclosure Schedule") that on the date hereof and continuing through the Effective Time as follows:

         3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the Company, which jurisdictions are set forth on Section 3.1 of the Disclosure Schedule. The Company has delivered and certified a true and correct copy of its Articles of Incorporation and Bylaws, including all amendments thereto, to Parent, and the Company is not in violation of such Articles of Incorporation and Bylaws, as amended. The minute books of the Company have been made available to Parent and are correct and complete in all material respects.

         3.2       COMPANY CAPITAL STRUCTURE.

                   (a) The authorized Company Capital Stock consists of 100,000 shares of Class A Voting Common Stock and 100,000 shares of Class B Non-Voting Common Stock Company Common Stock, of which 100,000 shares of Class A Voting Common Stock are issued outstanding and no shares of Class B Non-Voting Common Stock are issued and outstanding, and no authorized or issued and outstanding shares of preferred stock. All of the issued and outstanding shares of Company Capital Stock have been duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance with federal and state securities laws (including any applicable exemptions thereunder). Further, none of such shares are subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which it may be bound. There are no voting agreements or voting trusts with respect to any of the outstanding shares of the Company Capital Stock. The outstanding shares of the Company Capital Stock of the Company are held by the persons and in the amounts set forth on Section 3.2(a) of the Disclosure Schedule.

                   (b) Section 3.2(b) of the Disclosure Schedule hereto contains a true, correct and complete list of all outstanding options, warrants, rights, convertible securities or other instruments or obligations entitling the holders to acquire Company Capital Stock (the "Company Stock Options"), none of which have been issued in violation of applicable securities laws or the preemptive rights of any person. Section 3.2(b) of the Disclosure Schedule sets forth for each outstanding Company Stock Options the name of the holder of such option, the number of shares of Company Capital Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to date. The exercisability of the Company Stock Options will not be accelerated by the transactions contemplated by this Agreement. Except for the Company Stock Options described in Section 3.2(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Stock Options have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such rights to acquire Company Capital Stock will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and beneficial owner of all outstanding Company Capital Stock and rights to acquire Company Capital Stock. The Company has delivered to Parent true and complete copies of all instruments governing or defining rights of the holders of the Company Stock Options.

         3.3       SUBSIDIARIES.

                   (a) The Company has no subsidiaries or affiliated companies.

                   (b) The Company does not presently own of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

         3.4 AUTHORIZATION; VALIDITY; NON-CONTRAVENTION. (a) Each of the Shareholders has the full legal right and capacity to execute and deliver this Agreement and each agreement referenced herein to which he or she is a party and to consummate the transactions contemplated by, and comply with his or her obligations under, such agreements. The Company has the all requisite corporate power and authority to execute and deliver this Agreement and each agreement referenced herein to which it is a party and to consummate the transactions contemplated by, and comply with its obligations under, such agreements. This Agreement and each agreement referenced herein to which the Company is a party, and the consummation by the Company of its obligations herein and therein, have been duly authorized by all necessary corporate action of the Company other than the approval of its shareholders in accordance with applicable law. This Agreement has been, and at the Closing each agreement referenced herein will be, duly executed and delivered by the Company and, to the extent he or she is a party thereto, the Shareholders.

                   (b) This Agreement is, and when duly executed and delivered at the Closing each agreement referenced herein will be, the valid and binding agreement of the Company and/or the Shareholders, as the case may be, enforceable against the Company and/or the Shareholders, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies.

                   (c) The execution and delivery of this Agreement and each agreement referenced herein by the Company and the Shareholders does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of (a "Conflict") any statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to the Company or the Shareholders or any of their properties or assets, or conflict with or result in any breach or default (or which with or without notice or lapse of time, or both, would constitute a default) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of a lien or encumbrance on the properties or assets of the Company or the Shareholders pursuant to (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which the Company or the Shareholders is a party or by which the Company or the Shareholders or their properties or assets may be bound or affected. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or Commission ("Governmental Entity") or any third party, including a party to any agreement with the Company or the Shareholders (so as not to trigger any Conflict), is required by or with respect to the Company or the Shareholders in connection with the execution and delivery of this Agreement, the other agreements referenced herein or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Merger Agreement with the Secretary of State of the State of Kentucky, and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

         3.5       COMPANY FINANCIAL STATEMENTS.  Section 3.5 of the Disclosure
Schedule includes true, complete and correct copies of the Company's audited financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal year ending December 31, 1996 and the Company's unaudited financial statements (balance sheets, income statement and statement of cash flow) as of and for the fiscal years ending December 31, 1994 and 1995 and the nine-month period ended September 30, 1997 (collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books and records of the Company; (ii) except as noted on the auditors' report accompanying the Company's audited financial statements, the Financial Statements comply in all material respects with applicable accounting requirements, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, subject in the case of the Company's unaudited financial statements, (x) to normal year-end audit adjustments, which individually or in the aggregate will not be material, and (y) to the omission of footnote information; and (iii) are accurate in all material respects and, with respect to the Company's audited financial statements, fairly present the Company's financial condition and the results of its operations as at the relevant dates thereof and for the periods covered thereby. The balance sheet of the Company as of December 31, 1996 is referred to as the "Balance Sheet" and the date of the Balance Sheet is referred to as the "Balance Sheet Date." Since the Balance Sheet Date there has been no change in the Company's accounting policies.

         3.6 NO UNDISCLOSED LIABILITIES. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other which has not been reflected in the Balance Sheet, except for (i) obligations not required under GAAP to be set forth or reflected on a balance sheet or the notes thereto or (ii) obligations that have arisen in the ordinary course of the Company's business since the Balance Sheet Date, and that, in the case of obligations referenced in clauses (i) and (ii) above, are not individually or in the aggregate material to the Company.

         3.7 NO CHANGES. Since the Balance Sheet Date, there has not been, occurred or arisen any of the following:

                   (a) transaction by the Company except in the ordinary course of business as conducted on that date;

                   (b) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $50,000;

                   (c) destruction of, damage to or loss of any assets of the Company (whether or not covered by insurance) the value of which is in excess of $20,000 in the aggregate;

                   (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                   (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

                   (f) except as set forth in Section 3.7(f) of the Disclosure Schedule, declaration, setting aside or payment of a dividend or other distribution with respect to the Company Capital Stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any Company Capital Stock;

                   (g) except as set forth in Section 3.7(g) of the Disclosure Schedule, increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

                   (h) acquisition, sale or transfer of any asset of the Company in excess of $5,000 individually or in the aggregate, except in the ordinary course of business as conducted on that date;

                   (i) breach, amendment or termination of any distribution agreement or any material contract, agreement or license to which the Company is a party or by which it is bound other than termination by the Company pursuant to the terms thereof;

                   (j) any creation or assumption by the Company of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements which are not material and liens for taxes not yet due and payable);

                   (k) except as set forth in Section 3.7(k) of the Disclosure Schedule, any entry into, amendment of, relinquishment, termination or non-renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $10,000;

                   (l) Any transfer or grant of a right under the Company Intellectual Property Rights (as defined in Section 3.11 below), other than those transferred or granted in the ordinary course of business consistent with past practice;
                   (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

                   (n) the commencement or notice or, to the knowledge of the Company, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

                   (o) claim of ownership by a third party of the Company Intellectual Property Rights or infringement by the Company of any third party's intellectual property rights;

                   (p) issuance, sale or offer to sell by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities;

                   (q) change in pricing or royalties set or charged by the Company;

                   (r) any event, condition or change of any character that, by itself or together with other events, conditions or changes, has affected adversely, or is likely to affect adversely, the business, operations, properties, assets, liabilities, obligations, profits or condition (financial or otherwise) of the Company;

                   (s) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

         3.8       TAX AND OTHER RETURNS AND REPORTS.

                   (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                   (b)     Tax Returns and Audits.

                             (i)    The Company has prepared and timely filed
all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                            (ii)    The Company has:  (A)  paid or accrued all
Taxes it is required to pay or accrue and (B) withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii)    The Company has not been delinquent in the
payment of any Tax nor
is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv)    No audit or other examination of any Return
of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                           (v)     Except as set forth in Section 3.8(b)(v) of
the Disclosure Schedule, the Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                           (vi)    The Company has provided to Parent or its
legal counsel access to or copies of all foreign, federal and state income and all state sales and use Tax Returns filed since inception.

                           (vii)   There are (and as of immediately following
the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes.

                           (viii)  The Company has no knowledge of any basis for
the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                           (ix)    None of the Company's assets are treated as
"tax exempt use property" within the meaning of Section 168(h) of the Code.

                           (x)     As of the Effective Time, there will not be
any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 404 or 162 of the Code.

                           (xi)    The Company has not filed any consent
agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xii)   The Company is not a party to a tax sharing,
tax indemnity or allocation agreement nor does the Company owe any amount under any such agreement.

                           (xiii)  The Company is not, and has not been at any
time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xiv)   The Company's tax basis in its assets for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                   (c) S Corporation Status. The Company has since inception been an S Corporation within the meaning of Section 1361 of the Code.

         3.9 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

         3.10 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                   (a) Section 3.10 of the Disclosure Schedule sets forth a general description of each parcel of real property currently, or at any time in the past, owned or leased by the Company, and, with respect to leases, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. The Company is in possession of all such real properties owned or leased by it and described in Section 3.10 of the Disclosure Schedule. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto), and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). Such current leases consist only of those described in
Section 3.10 of the Disclosure Schedule hereto, complete and correct copies of which have been provided by the Company to Parent. None of the buildings, structure or appurtenances located upon the real properties described in
Section 3.10 of the Disclosure Schedule hereto or the operation and maintenance thereof as now operated or maintained, contravenes any zoning ordinance or other administrative regulation (whether or not permitted because of prior nonconforming use) or violates any restrictive covenant or any provision of law, the effect of which would materially interfere with or prevent the continued use of such properties for the purposes for which they are now being used or would materially adversely affect the value thereof.

                   (b) To the knowledge of the Company, the Company has valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 3.8(vii)), except as reflected in the Financial Statements and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

                   (c) To the knowledge of the Company, the equipment owned or leased by the Company is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

         3.11      INTELLECTUAL PROPERTY.

                   (a) For the purposes of this Agreement, the following terms have the following definitions:

                           "Intellectual Property" shall mean any or all of the
following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names, and (ix) any similar, corresponding or equivalent rights to any of the foregoing and (x) all documentation related to any of the foregoing.

                           "Company Intellectual Property" shall mean any
Intellectual Property that is owned by or exclusively licensed to the Company.

                           "Registered Intellectual Property" shall mean all
United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                   (a) Section 3.11(a) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual

Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

                   (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 3.11(a) of the Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens. The Company (i) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has valid title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

                   (c) To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment.

                   (d) The Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

                   (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of the products, technology and services of the Company (including products, technology or services currently under development).

                   (f) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in Section 3.11(f) of the Disclosure Schedule include all contracts, licenses and agreements, to which the Company is a party with respect to any Intellectual Property. No person who has licensed Intellectual Property to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

                   (g) Section 3.11(g) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

                   (h) The operation of the business of the Company as it currently is conducted, including but not limited to the Company's design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or any Shareholder aware of any basis therefor).

                   (i) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 3.11(i) of the Disclosure Schedule lists all actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property. For each product or technology of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with the U.S. Copyright Office.
In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                   (j) Except as set forth in Section 3.11(j) to the Disclosure Schedule, there are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or any Shareholder regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                   (k) To the knowledge of the Company and the Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

                   (l) The Company has taken all commercially reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

                   (m) Except as set forth in Section 3.11(i) to the Disclosure Schedule, no Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                   (n) No (i) product, technology, service or publication of the Company (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation pertaining to such matters.

                   (o) All of the Company's products (including products currently under development) will record, store, process, calculate and present calender dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the Company's products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be interoperable with other products used by Parent that may deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including but not limited to back-up and archived data. All of the Company's internal computer and technology products and systems are Year 2000 Compliant.

         3.12 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth on Section 3.12 of the Disclosure Schedule, the Company does not have, is not a party to nor is bound by:

                           (i)     any collective bargaining agreements,

                           (ii)    any agreements or arrangements that contain
any severance pay or post-employment liabilities or obligations,

                           (iii)   except as set forth in Section 3.12(iii) to
the Disclosure Schedule, any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                           (iv)    except as set forth in Section 3.12(iv) to
the Disclosure Schedule any
employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                           (v)     any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                           (vi)    any fidelity or surety bond or completion
bond,

                           (vii)   any lease of personal property having a value
individually in excess of $10,000,

                           (viii)  any agreement of indemnification or guaranty,

                           (ix)    any agreement, contract or commitment
containing any covenant limiting the ability of the Company to engage in any line of business or to compete with any person,

                           (x)     except as set forth in Section 3.7(k) to the
Disclosure Schedule any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000,

                           (xi)    any agreement, contract or commitment
relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                           (xii)   any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                           (xiii)  any purchase order or contract for the
purchase of raw materials involving $10,000 or more,

                           (xiv)   except as set forth in Section 3.12(xiv) to
the Disclosure Schedule any construction contracts,

                           (xv) any distribution, joint marketing or development
agreement,

                           (xvi)   any agreement, contract or commitment with
any customer which, during the last two fiscal years of the Company, accounted for, or is expected to account for, more than 10% of the Company's revenue or trade payables, or

                           (xvii)  except as set forth in Sections 3.12(iii),
3.12(iv), 3.12(xiv) and 3.7(k) to the Disclosure Schedule any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

         The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment, a "Contract") which breach, violation or default would either give rise to a right to terminate a Contract or a material portion thereof or would result in additional liability to the Company in excess of $5,000 individually or in the aggregate. Each Contract is valid and binding on the Company and is in full force and effect and is not, to the knowledge of the Company and the Shareholders after due investigation, subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required in connection with the Merger, or as are required in order that any such Contract remain in effect without modification after the Merger ("Consents").

         3.13 INTERESTED PARTY TRANSACTIONS. No officer, director, shareholder or optionee of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services, or
(iii) a beneficial interest in any contract or agreement set forth in Section
3.13 of the Disclosure Schedule, or (iv) except by virtue of being a shareholder of the Company, an interest in any property, asset or right which is used by the Company in the conduct of the business, or (v) a contractual relationship with the Company other than with respect to the performance of services as an officer or director or (vi) been involved in any transaction with the Company during the past three (3) years other than with respect to the performance of service as an officer or director as to the issuance of securities of the Company; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.13.

         3.14 LITIGATION. There is no action, suit, claim or proceeding of any nature pending or, to the knowledge of the Company and Shareholders, threatened against the Company, its properties or any of its officers or directors. There is no investigation pending or, to the knowledge of the Company and the Shareholders, threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

         3.15      ACCOUNTS RECEIVABLE; INVENTORY.

                 (a) The Company has made available to Parent a list of all accounts receivable of the Company ("Accounts Receivable") as of September 30, 1997 along with a range of days elapsed since invoice.

                 (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

                 (c) All of the inventories of the Company reflected on the Balance Sheet and the Company's books and records on the date of this Agreement were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods.

         3.16 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the date of incorporation of the Company.

         3.17    ENVIRONMENTAL MATTERS.

                 (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the best of the Company's or the Shareholders' knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                 (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                 (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other business of the Company as such activities and business are currently being conducted other than any Environmental Permits. All Environmental Permits are in full force and effect. The Company (A) is in compliance with all material terms and conditions of the Environmental Permits and (B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

                 (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or, to the knowledge of the Company or the Shareholders, threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. The Company is not aware of any fact or circumstance which reasonably could involve the Company in any environmental litigation or impose upon the Company any material environmental liability.

         3.18 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Neither the Company nor the Shareholders has incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 3.18 of the Disclosure Schedule sets forth a reasonable estimate of all Third Party Expenses (as defined in Section 5.6) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         3.19    EMPLOYEE BENEFIT PLANS.

                 (a) For purposes of this Section 3.19, the following terms shall have the meanings set forth below:

                           (i)    "Affiliate" shall mean any other person or
entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder.

                          (ii)    "Employee Plan" shall refer to any plan,
program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, deferred compensation, pensions, profit sharing, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or to the knowledge of the Company and the Shareholders may have any material liability, contingent or otherwise; and

                         (iii)    "Employee" shall mean any current, former, or
retired employee, consultant, officer, or director of the Company or any Affiliate.

                          (iv)    "Employee Agreement" shall refer to each
offer letter or employment, severance, bonus, consulting or similar agreement whether written or oral or contract between the Company or any Affiliate and any Employee;

                 (b)      Schedule.   Schedule 3.19(b) contains an accurate and
complete list of each Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Employee Plan or Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                 (c) Documents. The Company has provided to Parent, (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Employee Plan; (v) all IRS determination letters and rulings relating to Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Employee Plan; (vi) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (vii) all material agreements and contracts relating to each Employee Plan, including but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; and (viii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company.

                 (d) Employee Plan Compliance. (i) The Company has performed all obligations required to be performed by it under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code; (ii) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company and the Shareholders, threatened (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan;
(v) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent, Sub or any Affiliate (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no inquiries or proceedings pending or, to the knowledge of the Company and the Shareholders, threatened by the IRS or DOL with respect to any Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

                 (e) Pension Plans. The Company now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                 (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

                 (g) No Post-Employment Obligations. No Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                 (h) No COBRA Violation. Neither the Company nor any Affiliate has, prior to the Effective Time violated any of the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar provisions of state law applicable to its employees.

                 (i) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee

Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                 (j)      Employment Matters.  Except as set forth in Section
3.6 to the Disclosure Schedule, the Company (i) is in compliance with all applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice).

                 (k) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company and the Shareholders, threatened. The Company is not involved in or, to the knowledge of the Company and the Shareholders, threatened with any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company, Parent or Sub. The Company has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Company, Parent, Sub or any Affiliate. The Company is not presently, nor has it in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                 (l) No Interference or Conflict. No shareholder or officer, and, to the knowledge of the Company and the Shareholders after due investigation, employee or consultant of the Company is obligated under any contract or agreement subject to any judgement, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officer's, directors, employees or consultants is now bound.

         3.20 INSURANCE. Section 3.20 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has not received any notice that the insurers intend to terminate or materially increase the premiums payable under any of such policies.

         3.21 COMPLIANCE WITH LAWS. Except as set forth in Section 3.21 of the Disclosure Schedule, the Company has complied with, has not received any notices (whether written or oral) of violation with respect to, and to the knowledge of the Company and the Shareholders after due investigation, and is not in violation of any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties. There are no judgments of orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or businesses.

         3.22 COMPLETE COPIES OF MATERIALS. The Company has delivered to Parent true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in this Agreement (including in any exhibit or schedule hereto) or that has been requested by Parent or its counsel.

         3.23 WARRANTIES; INDEMNITIES. Section 3.23 of the Disclosure Schedule sets forth a list of all agreements containing warranties and indemnities relating to products sold or services rendered by the Company and copies of warranties relating to the Company's shrink wrap products, and no warranty or indemnity has been given by the Company which differs therefrom in any material respect. Section 3.23 of the Disclosure Schedule also indicates all warranty and indemnity claims in excess of $15,000 individually or in the aggregate made against the Company.

         3.24 RECEIPT AND REVIEW OF SEC DOCUMENTS; EXECUTION OF SHAREHOLDER CERTIFICATE. The Shareholders hereby acknowledge that they have received and reviewed (i) a true and complete copy of the Company's Form 10-K for the fiscal year ended June 30, 1997 which Parent filed with the SEC; (ii) Parent's Proxy Statement that was mailed to stockholders of Parent in conjunction with Parent's annual meeting of stockholders held on October 29, 1997 and (iii) Parent's current report on Form 8-K pertaining to the Parent's earnings release for the first quarter of fiscal year 1998. In addition, each of the Shareholders shall have executed a Shareholder Certificate (as defined below).

         3.25 NO ULTIMATE PARENT ENTITY. The Company and the Shareholders hereby represent that the Company does not have an "ultimate parent entity" as such term is defined in 16 C.F.R. Section 801.1.

         3.26 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company or the Shareholders, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared or furnished by the Company, the Shareholders or their representatives pursuant to this Agreement or in connection with the transactions contemplated hereby, or furnished in or in connection with any materials provided to shareholders in connection with the approval of this Agreement and the transactions contemplated hereby, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no event, fact or condition that has resulted in having, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities, obligations, profits or condition (financial or otherwise) of the Company that has not been set forth in this Agreement. Any and all financial projections provided by the Company to Parent represent the Company's and the Shareholders' reasonable best estimate of the matters addressed therein and to the knowledge of the Company and the Shareholders, there is no event, fact or condition that renders any such projections materially inaccurate.


                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company as follows:

         4.1 ORGANIZATION, STANDING AND POWER. Each of the Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby.

         4.2 AUTHORIZATION; VALIDITY; NON-CONTRAVENTION. (a) Parent and Sub have all requisite corporate power and authority to enter into this Agreement and each agreement referenced herein and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Sub of this Agreement and each agreement referenced herein, Parent's and Sub's compliance with the obligations under such agreements and the consummation of the transactions contemplated by this Agreement and each agreement referenced herein have been duly authorized by all necessary corporate action on the part of Parent and Sub.

                 (b) This Agreement and each agreement referenced herein has been duly executed and delivered by Parent and constitute the valid and binding obligations of Parent, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. This Agreement and each agreement referenced herein have been duly executed and delivered by Sub and constitute the valid and binding obligation of Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable remedies.

                 (c) The execution and delivery of this Agreement and each agreement referenced herein do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to the Parent or Sub or any of their respective properties or assets, or conflict with or result in any breach of or default, with or without notice or lapse of time, or both) under, or give rise to right of termination, cancellation or acceleration of any obligation or loss or to loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Parent or Sub pursuant to
(i) any provision of the Articles of Incorporation or Bylaws of the Parent or Sub or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which the Parent or Sub is a party or by which the Parent or Sub or any other of their respective properties or assets may be bound or affected other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not prevent Parent from consummating the transactions contemplated hereby or that would not have a material adverse effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to Parent and Sub in connection with the execution and delivery of this Agreement and each agreement referenced herein by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated hereby or thereby, except for (i) the filing of the Merger Agreement with the Secretary of State of the State of Kentucky, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (iii) filings with the Securities and Exchange Commission (the "SEC") and state securities commissions (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not prevent Parent from consummating the transactions contemplated hereby or that would not have a material adverse effect on Parent.

         4.3 SEC DOCUMENT; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company a true and complete copy of its Form 10-K for the fiscal year ended June 30, 1997 (the "SEC Document"), which Parent filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the SEC and has further provided any Forms 8-K or Forms 10-K/A that have been filed with the SEC since the date of filing of the SEC Document. As of its filing date, the SEC Document complied in all material respects with the requirements of the Exchange Act and the SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Document (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Parent has no material obligations other than (i) those set forth in the Parent Financial Statements and (ii) those not required to be set forth in the Parent Financial Statements under generally accepted accounting principles.

         4.4 PARENT COMMON STOCK. The shares of Parent Common Stock, when issued in the Merger in compliance with this Agreement, will be validly issued, fully paid and nonassessable. Such shares will be issued in compliance with applicable state and federal securities laws.

         4.5 AUTHORIZED CAPITAL STOCK OF PARENT. The authorized capital stock of Parent consists of 60,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 500,000 shares have been designated Series A Preferred Stock, 2,490,000 shares have been designated Series B Preferred Stock and 231,915 shares have been designated Series C Preferred Stock. As of September 12, 1997, Parent had 20,251,989 shares of Common Stock, no shares of Series A Preferred Stock, 2,435,000 shares of Series B Preferred Stock and 213,803 shares of Series C Preferred Stock outstanding. All such shares are validly issued and outstanding, and are fully paid and non-assessable. Each share of Series B Preferred Stock is convertible into 1 shares of Parent Common Stock and each share of Series C Preferred Stock is convertible into 10 shares of Parent Common Stock. As of October 27, 1997, Parent has granted options to purchase an aggregate of 3,943,774 shares of Parent Common Stock pursuant to employee option plans.

         4.6 LITIGATION. Except as disclosed on Schedule 4.6 to this Agreement, there is no action, suit, claim or proceeding of any nature pending or, to Parent's knowledge, threatened against Parent, its properties or any of its officers or directors that is not disclosed in the SEC Document and that would have a material adverse affect on Parent. Except as disclosed on
Schedule 4.6 to this Agreement, there is no investigation pending or, to Parent's knowledge, threatened against Parent, its properties or any of its officers or directors by or before any governmental entity that is not disclosed in the SEC Document and that would have a material adverse effect on Parent.

         4.7     NO UNDISCLOSED LIABILITIES.  Except as disclosed on Schedule
4.7 to this Agreement, Parent does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other which has not been reflected in the SEC Document and that would have a material adverse effect on Parent.

         4.8 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which Parent is a party or otherwise binding upon Parent that is not disclosed in the SEC Document which has or is reasonably likely to have the effect of prohibiting or impairing any business practice of Parent, any acquisition of property (tangible or intangible) by Parent or the conduct of business by Parent and would result in a material adverse effect on Parent.



                                   SECTION 5

                                   COVENANTS

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such business, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, with the objective that its goodwill and ongoing business shall be unimpaired at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent (which consent shall not be unreasonably withheld):

                 (a) Except for the distributions set forth in Section 5.1(a) of the Disclosure Schedule, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                 (b) Issue, deliver or sell, authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities or authorize or propose any change in its equity capitalization;

                 (c) Accelerate, amend or change the period of exercisability of the Company Stock Options or authorize cash payments in exchange therefor;

                 (d) Solicit approval for or effect any amendments to the Company's Articles of Incorporation or Bylaws;

                 (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company;

                 (f) Sell, lease, license, pledge or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice (including without limitation any indebtedness owed to it or any claims held by it);

                 (g) Except in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee, endorse or otherwise become responsible for the obligations of others, or make loans or advances;

                 (h) Pay, discharge or satisfy in an amount in excess of $10,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company's Financial Statements or those incurred after the Balance Sheet in the ordinary course of business;

                 (i) Except as disclosed in Schedule 5.1(i), adopt or amend any Plan; enter into or amend any employment, severance or termination contract with or pay any special bonus or special remuneration, including without limitation any severance or termination pay to, any director, employee or consultant, or increase the salaries or wage rates of its employees;

                 (j) Commence a lawsuit other than for the routine collection of bills;

                 (k) Transfer to any person or entitle any person to any rights to the Company Intellectual Property Rights except in the ordinary course of business, or enter into or amend any agreements pursuant to which any other party is granted marketing or other similar rights of any type or scope with respect to any products of the Company;

                 (l) Except in the ordinary course of business with prior notice to Parent, violate, amend or otherwise modify the terms of any of the material contracts binding on the Company set forth on Schedule 3.12;

                 (m) Revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                 (n) Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material Tax election, adopt any material Tax accounting method other than in the ordinary course of business and consistent with past practice, change any material tax accounting method, file any material Tax return (other than any estimated tax returns, payroll tax returns or sale tax returns) or any amendment to a material Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any Tax claim or assessment;

                 (o) Engage in any activities or transactions that are outside the ordinary course of its business consistent with past practice or any commitment or transaction of the type described in Section 3.7 hereof;

                 (p) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith; or waive or commit to waive any rights of substantial value; or cancel, materially amend or renew any insurance policy other than substituting a policy providing substantially the same coverage as any existing policy; or

                 (q) Take, or agree (in writing or otherwise) to take, any of the actions described in Sections 5.1(a) through (p) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions to the Merger set forth in Section 6 not being satisfied.

         5.2 NO SOLICITATION. (a) Until the earlier of the Effective Time or the termination of this Agreement pursuant to the provisions of Section 8.1 (the "No Solicitation Period"), neither the Company nor the Shareholders will (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: take any action to solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any third party other than Parent regarding any acquisition of the assets or capital stock of the Company, or any merger, consolidation or business combination with or involving the Company. The Company agrees that any such discussions or negotiations (other than discussions or negotiations with Parent) in progress as of the date of this Agreement will be suspended during the No Solicitation Period and that, in no event, will the Company accept or enter into an agreement concerning any such third-party transaction during the No Solicitation Period. The Company and the Shareholders will notify Parent immediately after receipt by the Company (or any of its officers, directors, employees, affiliates or agents) and/or the Shareholders of any unsolicited proposal for, or inquiry respecting, any third party transaction of the type described above involving the Company and/or the Shareholders, or any request for nonpublic information in connection with such a proposal or inquiry, or for access to the properties, books or records of the Company by any person, or entity that informs the Company and/or the Shareholders that it is considering making, or has made, such a proposal or inquiry. Such notice to Parent will indicate in reasonable detail the terms and conditions of such proposal or inquiry. Furthermore, the Company and/or the Shareholders will notify Parent of the identity of the person making such proposal immediately upon receipt of such proposal.

                 (b) During the No Solicitation Period, Parent will not, directly or indirectly, through any officer, director, employee, affiliate or agent of Parent, or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer to any manufacturing software company other than the Company regarding any acquisition, merger, consolidation or business combination with or involving such other manufacturing software company. Parent agrees that any such discussions or negotiations (other than discussions or negotiations with the Company) in progress as of the date of this letter will be suspended during such period and that, in no event, will Parent accept or enter into an agreement concerning any such third-party transactions during such period. In addition, Parent will notify the Company immediately after receipt by Parent (or any of its officers, directors, employees, affiliates or agents) of any unsolicited proposal for, or inquiry respecting, any third party transaction of the type described above involving the acquisition by Parent of another manufacturing software company. Such notice to the Company will indicate in reasonable detail the terms and conditions of such proposal or inquiry. Furthermore, Parent will notify the Company of the identity of the person making such proposal immediately upon receipt of such proposal.

         5.3 SHAREHOLDER APPROVAL. (a) Parent intends to issue the shares of Parent Common Stock that comprise the consideration for the Merger by relying on an exemption from registration (the "Private Placement Exemption") pursuant to Section 4(2) and/or Rule 506 or similar exemptions under the Securities Act. The certificates for shares of Parent Common Stock to be issued in the Merger pursuant to the Private Placement Exemption shall bear appropriate legends to identify such privately placed shares as being restricted securities under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer pursuant to the Affiliate Agreements (as defined below). It is acknowledged and understood that in order for Parent to rely upon the Private Placement Exemption from registration under the Securities Act, Parent will be required to rely upon certain representations made by each holder of the Company Capital Stock, including, but not limited to, representations regarding investment intent. Therefore, each of the Shareholders have, and each other shareholder of the Company shall execute a shareholder certificate substantially in the form of Exhibit B (a "Shareholder Certificate").

                 (b) The Shareholders shall vote all shares of Company Capital Stock owned by them in favor of approval of this Agreement and the Merger, and against any other business combination not including Parent, and hereby grant to Parent an irrevocable proxy to vote the Shareholders' shares of Company Capital Stock with respect to any matter requiring a shareholder vote in favor of this Agreement and the Merger and against any other business combination not including Parent. The Shareholders hereby agree to execute such documentation as Parent shall deem necessary to carry out the intent of this Section 5.3(b).

         5.4 ACCESS TO INFORMATION. Upon reasonable notice, the Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, including without limitation access upon reasonable request to the Company's employees, customers and vendors for due diligence inquiry. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.5 CONFIDENTIALITY. (a) Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to
Section 5.4, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law,
(c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or (f) which is disclosed in the course of any litigation between any of the parties hereto. Notwithstanding the foregoing, it is acknowledged that Parent may publicly disclose the material terms of this Agreement following the date hereof in a manner reasonably satisfactory to the Company.

                 (b) In the event that this Agreement shall be terminated prior to the Effective Time, all information, records and documents in any form or upon any media delivered to or obtained by any party in an investigation pursuant to Section 5.4 shall be promptly returned to such party or destroyed and no copies thereof shall be retained.

         5.6 EXPENSES. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that if the Merger is consummated, reasonable fees and expenses incurred by the Company and/or the Shareholders shall be assumed by Parent up to $75,000 and any fees and expenses incurred by the Company and/or the Shareholders that are in excess of $75,000 ("Excess Expenses") shall be borne by the Shareholders on a pro-rata basis. In addition to such $75,000 amount, in the event that the Merger is consummated, Parent agrees to pay on behalf of the Company and/or the Shareholders reasonable fees and expenses up to $25,000 pertaining to valuation services provided by Dain Bosworth.

         5.7 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, foreign, federal and state, corporate and securities laws) or, as to Parent, by the rules and regulations of the Nasdaq Stock Market, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

         5.8 CONSENTS. The Company shall promptly apply for or otherwise seek, and use its reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including, but not limited to all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger.

         5.9 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         5.10 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use all reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.11 NOTIFICATION OF CERTAIN MATTERS. Each of the parties hereto (each, a "Notifying Party") shall give prompt notice to the other parties hereto (if reasonably possible, prior to the Effective Time) of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of a Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of a Notifying Party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by a Notifying Party pursuant to this Section 5.11, however, shall be deemed to amend or supplement any disclosure pursuant to the terms of this Agreement or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         5.12 POOLING ACCOUNTING. Parent and the Company and the Shareholders shall each use its reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent, the Company and the Shareholders shall use its reasonable best efforts to cause its Affiliates (as defined in Section 5.13) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

         5.13 AFFILIATE AGREEMENTS. Schedule 5.13 sets forth those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 144 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 144"). The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached as Exhibit C. Parent and Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

         5.14 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto provided that all expenses related to compliance with such securities and blue sky laws shall be the responsibility of Parent.


         5.15 TAX RETURNS. The Shareholders shall timely file all federal and state income tax returns for taxable periods ending on or prior to the Effective Time and have paid or will pay all Taxes attributable to such periods. Such returns will be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to review and approval by Parent, not to be unreasonably withheld. After the Effective Time, Parent and the Company, on the one hand, and the Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods prior to or including the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

         5.16 DIRECTOR APPOINTMENT. Within sixty (60) days following the Closing, Parent will take all actions necessary to, and shall appoint, John Lococo as a member of the Board of Directors of Parent to serve until the next annual meeting of stockholders of Parent provided that upon his appointment to the Board of Directors, Mr. Lococo shall have five days from the date he is notified of such appointment in which to accept such appointment and after time which the Company shall have the right to revoke such appointment.

         5.17 FORM S-8 REGISTRATION. On or before February 15, 1998, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form), or another appropriate form with respect to the shares of Parent Common Stock subject to such assumed Company Stock Options (the "Assumed Options") and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Options remain outstanding.

         5.18    BONUSES AND DISTRIBUTIONS.  The distributions set forth in
Section 3.7(f) of the Disclosure Schedule and the bonuses set forth in Section 3.7(g) of the Disclosure Schedule shall be paid in full at such time as determined by the Company but in no event later than November 30, 1997.


                                   SECTION 6

                            CONDITIONS TO THE MERGER

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                 (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation and Bylaws.

                 (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                 (c) No Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Parent's proposed acquisition of the Company, or limiting or restricting Parent's conduct or operation of the business of the Company (or its own business) following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

         6.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                 (a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of such time and the Company and the Shareholders shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them as of the Closing Date. Parent shall have been provided with a certificate dated as of the Closing Date signed on behalf of the Company and by each of the Shareholder to such effect.

                 (b) Legal Opinion. Parent shall have received a legal opinion from Sturm Paletti & Wilson, legal counsel to the Company, in a form reasonably satisfactory to Parent and substantially in the form of Exhibit D.

                 (c) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or that could materially and adversely affect the business, assets, liabilities, financial condition or results of operations of the Company.

                 (d) No Material Adverse Change. There shall be no event, fact or condition that has resulted in or could reasonably be expected to result in a material adverse change in the business, operations, properties, assets, liabilities, obligations, profits or condition (financial or otherwise) of the Company, taken as a whole; and Parent shall have received a certificate signed on behalf of the Company and by each Shareholder dated the Closing Date to such effect.

                 (e) Affiliate Agreements. Parent shall have received from each of the Affiliates of the Company an executed Affiliate Agreement which shall be in full force and effect.

                 (f) Employment of Key Employees. Each employee of the Company listed on Schedule 6.2(g) (each, a "Key Employee") shall have executed an employment agreement with Parent in the form attached hereto as Exhibit E (the "Key Employee Agreement") and all such Key Employee Agreements shall be in full force and effect. Schedule 6.2(g) also lists each Key

Employee's base salary and the employment term that is to be included in his or her individual Key Employee Agreement.

                 (g) Shareholder Employment Agreements. Messrs. John Lococo and Michael Zimmerman shall each have executed an employment agreement in substantially the forms attached hereto as Exhibits F-1 and F-2, respectively, (the "Shareholder Employment Agreements") and such Shareholder Employment Agreements shall be in full force and effect.

                 (h) Letter from Independent Accountants. Parent shall have received a letter from Ernst & Young, LLP regarding such firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement. Such letter shall be in form and substance satisfactory to Parent. In addition, Strothman & Company PSC, the Company's accountants, shall have provided a letter, satisfactory in form and substance to Parent, regarding the appropriateness of pooling of interests accounting for a transaction involving the Company (it being understood that the Company shall use its reasonable best efforts to have such letter provided).

                 (i) Securities Law Compliance. Parent shall have received from the shareholders of the Company executed investment representation statements and completed questionnaires in form and substance satisfactory to Parent that the issuance of the shares of Parent Common Stock pursuant to the Merger is exempt from the registration requirements of the Securities Act and is exempt from registration under applicable state securities laws.

                 (j) S Corporation Status. The Company shall have maintained intact its status as an S Corporation for federal and state income tax purposes.

                 (k) Shareholder Certificate. Parent shall receive a Shareholder Certificate executed by each shareholder of the Company in the form of Exhibit B.

                 (l) Dissenters. Holders of no more than one percent of the outstanding shares of Company Capital Stock shall have exercised, nor shall they have any continued right to exercise, appraisal or similar rights under applicable law with respect to their shares by virtue of the Merger.

                 (m) Escrow Agreement. Each of the Shareholders shall have executed the escrow agreement in the form attached hereto as Exhibit G (the "Escrow Agreement") and the Escrow Agreement shall be in full force and effect.

                 (n) Licensed Property. Z Systems, Inc. and Michael Zimmerman shall have irrevocably and unconditionally transferred or caused the transfer to the Company all right, title and interest in and to any and all Intellectual Property and/or other assets licensed to the Company pursuant to that certain License Agreement among Z Systems, Inc., Michael Zimmerman and the

Company, dated August 27, 1993 and such transfer shall be documented to the reasonable satisfaction of Parent.

                 (o) Source Code. Parent shall have been provided with the opportunity to review the source code to the Company's "Millenia" product and such source code shall (i) not contain any unauthorized use of third-party Intellectual Property and (ii) shall be adequately documented such that a reasonably competent programmer can compile and support the program.

         6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY AND THE SHAREHOLDERS. The obligations of the Company the Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                 (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date. The Company and the Shareholders shall have been provided with a certificate dated as of the Closing Date signed by an executive officer of Parent to such effect.

                 (b) Registration Rights Agreement. A Registration Rights Agreement substantially in the form of Exhibit H shall have been executed and delivered by Parent and the shareholders of the Company indicated therein.

                 (c) No Material Adverse Change. There shall be no event, fact or condition that has resulted in or could reasonably be expected to result in a material adverse change in the business, operations, properties, assets, obligations, profits or condition (financial or otherwise) of Parent, taken as a whole; and the Company and the Shareholders shall have received a certificate signed on behalf of Parent dated the Closing Date to such effect.

         `       (d)      Shareholder Employment Agreements.  Parent shall have
executed and provided each of Messrs. John Lococo and Michael Zimmerman a reasonable opportunity to enter into the Shareholder Employment Agreements.

                 (e) Key Employee Agreement. Parent shall have provided each of the persons listed on Schedule 6.2(g) a reasonable opportunity to enter into a Key Employee Agreement.

                 (f) Legal Opinion. The Company shall have received a legal opinion from legal counsel to Parent, in a form reasonably satisfactory to the Company.

                 (g) Litigation. There shall be no action, suit, claim, or proceeding of any nature pending, or overtly threatened, against the Parent, its properties or any of its officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or that is reasonably likely to have a material and adverse effect on the business, assets, liabilities, financial condition, results of operations or prospects of Parent.




                                   SECTION 7

                            INDEMNIFICATION; ESCROW

         7.1 INDEMNIFICATION. (a) The Shareholders, jointly and severally, agree to indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty made by the Company or the Shareholders in or pursuant to this Agreement or in any document delivered pursuant hereto or (ii) any failure by the Company or the Shareholders to perform or comply with any covenant contained in this Agreement or in any document delivered pursuant hereto. The Shareholders shall not have any right of contribution from the Company with respect to any Loss claimed by Parent. Parent may not receive and the Shareholders shall not be obligated to indemnify Parent for any Losses suffered by Parent unless and until Parent shall have delivered to the Shareholders Representative (as defined below) Claim Notices (as defined below) identifying Losses suffered by Parent, the aggregate of which exceeds $50,000. Furthermore, the Shareholders shall only be obligated to indemnify Parent for Losses in excess of $50,000 and up to the value of amounts contained in the Escrow Fund as such amounts are valued pursuant to the terms of the Escrow Agreement.

         (b) Parent agrees to indemnify and hold the Shareholders harmless against all Losses incurred by the Shareholders directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty made by Parent in or pursuant to this Agreement or in any document delivered pursuant hereto or (ii) any failure by Parent to perform or comply with any covenant contained in this Agreement or in any document delivered pursuant hereto. The Shareholders may not receive and Parent shall not be obligated to indemnify the Shareholders for any Losses suffered by the Shareholders unless and until the Shareholder's Representative shall have delivered to Parent Claim Notices identifying Lossess suffered by the Shareholders, the aggregate of which exceeds $50,000. Furthermore, Parent shall only be obligated to indemnify the Shareholders for Losses in excess of $50,000 and up to an amount equal to the value of the amounts held in the Escrow Fund, as such amounts are valued pursuant to the terms of the Escrow Agreement. Notwithstanding the foregoing or any other term or provision contained in this Agreement, the Shareholders shall be liable for payment of any and all Excess Expenses
regardless of the amount of any Losses set forth in Claim Notices.   Any party
entitled to indemnification under this Section 7 is hereinafter referred to as an "Indemnified Person" and any party obligated to indemnify another party under this Section 7 is hereinafter referred to as an "Indemnifying Person".

         (c) Notwithstanding any other term or provision of this Agreement, no Indemnifying Person shall be held liable for Losses suffered by an Indemnified Person if, and only to the extent that, such Indemnified Person is compensated for such Losses pursuant to insurance held by such Indemnified Person.

         7.2 INDEMNIFICATION PROCEDURES. All claims by an Indemnified Person for Losses pursuant to this Section 7 ("Claims") shall be asserted and resolved as follows:

                 (a) In the event that an Indemnified Person wishes to make a Claim, such Indemnified Person shall deliver to the Indemnifying Person (or if the Indemnifying Person shall be any or all of the Shareholders, the Shareholders' Representative) a notice (a "Claim Notice"): (i) stating that any Indemnified Person has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (ii) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, covenant, or agreement to which such item is related. If the Indemnifying Person does not notify the Indemnified Person within 20 calendar days after the date of delivery of the Claim Notice that the Indemnifying Person disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Person hereunder. In case an objection is made in writing in accordance with this Section 7.2(a), the Indemnified Person shall respond in a written statement to the objection within 20 calendar days of delivery of such written objection and, for a period of not less than 45 calendar days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claim (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties). If no such agreement can be reached after good faith negotiation, either party may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Shareholders' Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything contained herein or in the Escrow Agreement, the Escrow Agent (as such term is defined in the Escrow Agreement) shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                 (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Orange County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2, in any arbitration hereunder in which any claim or the amount thereof stated in the Claim Notice is at issue, the Indemnified Party shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award such Indemnified Party less than the sum of one- half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the Indemnifying Party shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                 (c) In the event an Indemnified Party becomes aware of a third-party claim which it believes may result in a demand for indemnification pursuant to the terms of this Section 7, such Indemnified Party shall notify the Indemnifying Party of such claim, and the Indemnifying Party, shall be entitled, at its expense, to participate in any defense of such claim. The Indemnified Party shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Indemnifying Party, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any Losses for which the Indemnifying Party will be liable as a result of such settlement. In the event that the Indemnifying Party has consented to any such settlement and acknowledged that the claim is a valid claim, the Indemnifying Party shall have no power or authority to object under any provision of this Section 7 to the amount of any Claim with respect to such settlement.

         7.3     ESCROW FUND.

                 (a) The deposit of the Escrow Amount, together with all interest accruing thereon, shall constitute the "Escrow Fund" and shall be governed by the terms set forth in this Agreement and in the Escrow Agreement.

                 (b) The parties agree and acknowledge that any and all Claims made against the Shareholders by Parent pursuant to this Section 7 on or prior to the Escrow Release Date (as defined below) may be applied, upon final resolution of any such Claim pursuant to Section 7.2, against the

Escrow Fund. By execution of this Agreement, the Shareholders will, without the need for any further action on their part, have agreed and consented to all of the terms and conditions of the Escrow Agreement and the establishment of the Escrow Fund as partial security for their indemnification obligations under this Agreement.

                 (c) For purposes of this Agreement, the "Escrow Release Date" means (i) with respect to Claims for Losses of the nature and of sufficient materiality typically expected to be encountered in the audit process, the earlier of (a) the date of completion of the first independent audit of financial statements of Parent containing combined operations (the "First Audit") or (b) twelve (12) months after the Effective Time and (ii) with respect to all Claims for Losses other than those referred to in clause (i), the date twelve (12) months after the Effective Time.

         7.4     SHAREHOLDERS' REPRESENTATIVE.

                 (a) Upon the execution of this Agreement and without further action of any Shareholder, John Lococo shall be constituted and appointed as agent and attorney-in-fact (the "Shareholders' Representative") for and on behalf of each of the Shareholders to give and receive notices and communications, to authorize delivery to Parent of amounts in the Escrow Fund in satisfaction of Claims, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to Claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Representative for the accomplishment of the foregoing. Such agency may be changed (whether pursuant to vacancy, removal or resignation) by the vote of a majority of the Shareholders from time to time upon not less than
thirty (30) days prior written notice to Parent.   No bond shall be required of
the Shareholders' Representative, and the Shareholders' Representative shall receive no compensation for its services, except for payment by the Shareholders of expenses, including fees of counsel, reasonably incurred by the Shareholders' Representative in connection with the performance of its duties hereunder and under the Escrow Agreement.

                 (b) The Shareholders' Representative shall not be liable for any act done or omitted hereunder as Shareholders' Representative while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders shall severally indemnify the Shareholders' Representative and hold such agent harmless against any loss, liability or expense incurred without bad faith on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of the Shareholders' Representative's duties hereunder.

                 (c) A decision, act, consent or instruction of the Shareholders' Representative shall constitute a decision of all Shareholders and shall be final, binding and conclusive upon each Shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Representative taken in such manner as being the decision, act, consent or instruction of each and every Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Representative.

         7.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement or in any document delivered pursuant hereto will survive the Closing and will remain in effect until, and will expire upon, the Escrow Release Date; provided, however, that the indemnification obligations with respect to any claim asserted in a Claim Notice pursuant to the procedures of this Section 7 that is pending as of the Escrow Release Date will survive until the final resolution of such pending claim.

                                   SECTION 8

                       TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of the Company:

                 (a)      by mutual written consent of the Company and Parent;

                 (b) by Parent or the Company if the Closing has not occurred by December 31, 1997;

                 (c) by Parent or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal;

                 (d) by Parent if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation or warranty, or a breach of a covenant or agreement contained in this Agreement on the part of the Company or the Shareholders and such breach has not been cured within twenty (20) days after written notice to the Company and the Shareholders (provided that no cure period shall be required for a breach which by its nature cannot be cured); or

                 (e) by the Company if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation or warranty, or a breach of a covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within twenty (20) days after written notice to Parent (provided that no cure period shall be required for a breach which by its nature cannot be cured).

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub, the Company or the Shareholders, or their respective officers, directors or shareholders, provided that each party shall remain liable for any intentional breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.5, 5.6, 8 and 9 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto, provided however that no amendment shall be made which by law requires the further approval of the shareholders of the Company without obtaining such approval.

         8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         8.5 NOTICE OF TERMINATION. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.


                                   SECTION 9

                                 MISCELLANEOUS

         9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Parent or Sub, to:

                          Platinum Software Corporation
                          195 Technology Drive
                          Irvine, California 92618

                          Attention:  President
                          Telephone No.: (800) 999-1809
                          Facsimile No.:  (714) 450-4496

                          with a copy at the same address to the attention of General Counsel with a copy to:

                          Wilson Sonsini Goodrich & Rosati, P.C.
                          650 Page Mill Road
                          Palo Alto, California 94304-1050
                          Attention:  Larry W. Sonsini, Esq.
                          Telephone No.:  (650) 493-9300
                          Facsimile No.:  (650) 496-4084

                 (b)      if to the Company or any Shareholder, to:

                          FocusSoft, Inc.
                          304 Whittington Parkway
                          Louisville, Kentucky 40222
                          Attention:  President
                          Telephone No.: (502) 327-2800
                          Facsimile No.:  (502) 327-2807

                          with a copy to:

                          Sturm Paletti & Wilson
                          1551 Starks Bldg.
                          455 S. Fourth Avenue
                          Louisville, KY  40202
                          Attention:  Howard Sturm, Esq.
                          Facsimile No.:  (502) 584-7311



         9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including the letter of intent dated October 7, 1997 by and between Parent and the Company; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         9.8 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         9.9 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will be interpreted, to provide any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

         9.10 MUTUAL DRAFTING. This Agreement is the joint product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

         9.11    FURTHER REPRESENTATIONS.   Each party to this Agreement
acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences. The Company also represents that it has communicated the above to its shareholders and optionees.

         IN WITNESS WHEREOF, Parent, Sub, the Company and the Shareholders have entered into this Agreement as of the date first written above.


                                         PLATINUM SOFTWARE CORPORATION


                                         By____________________________________

                                         Name__________________________________

                                         Title_________________________________



                                         FS ACQUISITION CORP.


                                         By____________________________________

                                         Name__________________________________

                                         Title_________________________________



                                         FOCUSSOFT, INC.


                                         By____________________________________

                                         Name__________________________________

                                         Title_________________________________






                  [SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

                                         SHAREHOLDERS:



                                         ______________________________________
                                         JOHN LOCOCO



                                         ______________________________________
                                         MICHAEL ZIMMERMAN



                                         ______________________________________
                                         JOSEPH BRUMLEVE




















                  [SIGNATURE PAGE TO REORGANIZATION AGREEMENT]

                                                                       EXHIBIT A


                               ARTICLES OF MERGER
                                       OF
                              FS Acquisition Corp.
                                      INTO
                                FocusSoft, Inc.

         Pursuant to KRS 271B.11-050, the undersigned corporation executes the following articles of merger:

         (A) The plan of merger, attached as EXHIBIT A, was approved by the shareholders of each of the constituent corporations in the manner prescribed by the Kentucky Business Corporation Act:

         (B) As to each of the constituent corporations, the designation, number of shares outstanding, and number of votes entitled to be cast by each voting group entitled to vote separately on such plan are as follows:


  Name of Corporation       Designation and Number of         Number of Votes Entitled to Be Cast
                            Shares Outstanding                by Each Voting Group
---------------------       -------------------------         -----------------------------------
 FS Acquisition Corp.       1,000 Common Stock                             1,000
 FocusSoft, Inc.            100,000 Shares of Series A                    100,000
                            Voting Common Stock



    (C) The total number of undisputed votes cast for the plan separately by each voting group as to each of the constituent corporations was:



  Name of Corporation             Voting Group                           Undisputed Votes Cast
                                                                              for the Plan
-----------------------           ----------------------                 ---------------------
 FS Acquisition Corp.                                                             1,000
                                  -----------------------
 FocusSoft, Inc.                  -----------------------




    The number cast for the plan by each voting group was sufficient for approval by that voting group.

November____, 1997                         FocusSoft, Inc.


                                           Name:
                                           Title:

                                   EXHIBIT A

                                 PLAN OF MERGER

                                                                       EXHIBIT B


                                FOCUSSOFT, INC.
                           SHAREHOLDER'S CERTIFICATE

         The undersigned is aware that pursuant to an Agreement and Plan of Reorganization, dated as of November__, 1997, (the "REORGANIZATION AGREEMENT"), entered into by and among Platinum Software Corporation, a Delaware corporation ("PARENT"), FocusSoft Acquisition Corp., a Kentucky corporation and a wholly owned subsidiary of Parent ("SUB"), FocusSoft, Inc., a Kentucky corporation (the "COMPANY"), and John Lococo, an individual, and Michael Zimmerman, an individual, and Joseph Brumleve, an individual, the principal shareholders of the Company (each, a "PRINCIPAL SHAREHOLDER" and, collectively, the "SHAREHOLDERS"), Sub will merge (the "MERGER") with and into the Company and all shares of Company Capital Stock will be exchanged for certain consideration set forth in the Reorganization Agreement (the "MERGER CONSIDERATION"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

         The undersigned understands that the execution of this Certificate is a condition precedent to Parent and Sub's obligation to consummate the Merger and to the receipt of the shares of Parent Common Stock in connection with the Merger (pursuant to the terms and conditions of the Reorganization Agreement).

         The undersigned hereby represents and warrants as follows:

         1.      INVESTMENT REPRESENTATIONS.

         (a) The Parent Common Stock issued to the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "1933 ACT"), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the Parent Common Stock will be held for the undersigned's account only, and neither in whole or in part for any other person other than a wholly owned subsidiary of the undersigned. By executing this Shareholder's Certificate, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Parent Common Stock.

         (b) The undersigned understands and acknowledges that the issuance of the Parent Common Stock pursuant to the Reorganization Agreement is being effected on the basis that the issuance of such securities is exempt from registration pursuant to Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder and that Parent's reliance upon such exemption is predicated upon the undersigned's representations.

         (c) The undersigned further represents that (without limiting or affecting the representations and warranties of Parent or Sub under the Reorganization Agreement) it: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's prospective investment in the shares of Parent Common Stock; (ii) has received copies of Parent's Form 10-K for its fiscal year ended September 30, 1997, Parent's 1997 Annual Report to Stockholders, Parent's 1997 Proxy Statement, and Parent's current report on Form 8-K to be filed in conjunction with Parent's earnings release for the first quarter of fiscal 1998; (iii) has received all the information it has requested from the Parent and the Company it considers necessary or appropriate for deciding whether to accept the Parent Common Stock; (iv) has the ability to bear the economic risks of the undersigned's prospective investment; and (v) is able, without materially impairing its financial condition, to hold the Parent Common Stock for an indefinite period of time and to suffer complete loss on its investment.

         (d) Each certificate representing Parent Company Stock issued pursuant hereto to the undersigned and any shares issued or issuable in respect of any such Parent Common Stock upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                 THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.


         (e) The certificates evidencing the Parent Common Stock shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

         (f) The undersigned understands and acknowledges that the Parent Common Stock has not been registered under the 1933 Act and Parent Common Stock must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available and, except as contemplated by the Registration Rights Agreement attached as Exhibit F to the Reorganization Agreement, neither Parent nor the Company is under any obligation to register the Parent Common Stock.

         (g) The undersigned acknowledges that the Parent Common stock shall not be transferable except upon the conditions specified in this Certificate and the Reorganization Agreement, except to a wholly owned subsidiary of the undersigned.

         (h) Prior to any proposed transfer of any Parent Common Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the undersigned shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Parent so requests, be accompanied by either (i) a written opinion of legal counsel who shall be satisfactory to Parent, addressed to Parent and satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of Parent Common Stock may be effected without registration under the 1933 Act, or (ii) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Parent Common Stock shall be entitled to transfer such shares of Parent Common Stock in accordance with the terms of the notice delivered by the holder to Parent. Each certificate evidencing the shares of Parent Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section (d) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Parent such legend is not required in order to establish compliance with any provisions of the 1933 Act.

         (i) The undersigned is familiar with the provisions of Rule 144, promulgated under the 1933 Act, which in substance, permits, limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the Parent Common Stock;
(ii) the availability of certain public information about Parent; (iii) the resale occurring not less than one (1) year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (iv) the sale being made through a broker in an unsolicited "broker transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three (3) month period not exceeding the specified limitations stated therein, if applicable. The undersigned further understands that at the time the undersigned wishes to sell the shares of Parent Common Stock received from Parent there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Parent may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the shares of Parent Common Stock received from Parent under Rule 144 even if the one (1) year minimum holding period had been satisfied. The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the 1933 Act, compliance with Regulation A, or some other registration exemption would be required to sell the shares of Parent Common Stock received from Parent.

         (j) The undersigned is the sole record and beneficial owner of Company Capital Stock of the amount set forth next to its name on the signature page hereto. Such Company Capital Stock is not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind, and the undersigned has not granted any rights to purchase such shares to any other person or entity. The undersigned has the sole right to transfer such shares. Such shares constitute all of the Company Capital Stock owned, beneficially or of record, by the undersigned, and the undersigned has no other rights to acquire any capital stock of the Company except as set forth on the signature page hereto.

         (k) The undersigned has had an opportunity to review with its own tax advisors the tax consequences to the undersigned of the Merger and the transactions contemplated by the Reorganization Agreement. The undersigned understands that it must rely solely on its advisors and not on any statements or representations by Parent, the Company or any of their agents with respect to tax matters. The undersigned understands that it (and not Parent or the Company) shall be responsible for its own tax liability that may arise as a result of the Merger or the transactions contemplated by the Reorganization Agreement.

         (l) The undersigned will have sufficient assets, after completion of the Merger, to satisfy all of the undersigned's obligations to its creditors, as the same become due and payable.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of November, 1997.





                                         ______________________________________
                                         Print Name of Stockholder

                                         ______________________________________
                                         Signature of Authorized Signatory


                                         NUMBER OF SHARES AND TYPE OF
                                         COMPANY CAPITAL STOCK:
                                         (indicate class of stock, i.e.,
                                         common, preferred, etc.)

                                         ______________________________________






                 [SIGNATURE PAGE TO SHAREHOLDER'S CERTIFICATE]

                                                                      EXHIBIT C


                                FOCUSSOFT, INC.
                              AFFILIATE AGREEMENT

         This Affiliate Agreement ("AGREEMENT") dated_____, 1997, is between Platinum Software Corporation, a Delaware corporation ("PARENT"), and the undersigned shareholder ("AFFILIATE") of FocusSoft, Inc., a Kentucky corporation (the "COMPANY").

         WHEREAS, concurrently with the execution of this Agreement, Parent, FS Acquisition Corp., a Kentucky corporation and a wholly owned subsidiary of Parent ("SUB"), and the Company have entered into an Agreement and Plan of Reorganization (the "REORGANIZATION AGREEMENT"), which provides for the merger (the "MERGER") of Sub with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement);

         WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 144 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION");

         WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement; and

         WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Parent after the Merger as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an "affiliate" of Parent.

         NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

         1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, the respective affiliates of Parent and the Company, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

         2. COVENANTS RELATED TO POOLING OF INTERESTS. During the period beginning from the date hereof and ending on the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and the Company, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce his risk relative to any shares of Parent Common Stock, unless Parent's accountants have advised Affiliate in writing that such sale, exchange, transfer, pledge, distribution, gift or other disposition or transaction would not preclude pooling of interests accounting treatment of the Merger; provided, however, that the foregoing will not restrict the ability of Affiliate to transfer the Parent Common Stock to a wholly owned subsidiary of Affiliate, provided that such subsidiary agrees in writing to be bound by the provisions of this Agreement. Parent may, at its discretion, place a stock transfer notice consistent with the foregoing with its transfer agent with respect to Affiliate's shares. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76.

         3. BENEFICIAL OWNERSHIP OF COMPANY CAPITAL STOCK. The Affiliate is the sole record and beneficial owner of the number of shares of Company Capital Stock set forth next to its name on the signature page hereto (the "SHARES"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger.

         4. SPECIFIC PERFORMANCE. Affiliate agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. Accordingly, it is agreed that Parent shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent may be entitled at law or in equity.

         5. NOTICES. Any notice or other communication required or permitted to be delivered to Parent or Affiliate under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

                  if to Parent:              Platinum Software Corporation
                                             195 Technology Drive
                                             Irvine, CA 92718-2402
                                             Attention:  Perry Tarnofsky
                                             Telephone No.:  (714)450-4594
                                             Facsimile No:  (714)450-4496
                 if to Affiliate:
                                             __________________________________





                                             Telephone:  ______________________
                                             Facsimile:  ______________________

         6. SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         7. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

         8. WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10. FURTHER ASSURANCES. Affiliate shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

         11. ENTIRE AGREEMENT. This Agreement, the Reorganization Agreement and the other agreements referred to in the Reorganization Agreement set forth the entire understanding of Affiliate and Parent relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof and thereof

         12. AMENDMENTS. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Affiliate.

         13. BINDING NATURE. This Agreement will be binding upon Affiliate and Affiliate's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns.

         14. SURVIVAL. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.



                                   PLATINUM SOFTWARE CORPORATION


                                   ____________________________________________
                                   Signature of Authorized Signatory

                                   ____________________________________________
                                   Print Name and Title

                                   AFFILIATE

                                   ____________________________________________
                                   Signature of Authorized Signatory

                                   ____________________________________________
                                   Print Name of Affiliate


                                   SHARES BENEFICIALLY OWNED:

                                   _______________ shares of the Company
                                   Common Stock

                                   _______________ shares of the Company Common
                                   Stock issuable upon exercise of outstanding options





                [SIGNATURE PAGE TO COMPANY AFFILIATE AGREEMENT]

                                                                       EXHIBIT D



                                  SCHEDULE 6.3
                                 LEGAL OPINION


The legal opinion of Sturm, Paletti & Wilson shall be delivered to Platinum Software Corporation prior to the Closing.

                                                                       EXHIBIT E


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Platinum Software Corporation (the "Company") and ________ ("Employee"), as of the "Effective Time," as defined below.

                                    RECITALS

         A. The Company, FS Acquisition Corp., a wholly owned subsidiary of the Company ("Subsidiary") and FocusSoft, Inc., a Kentucky corporation ("FocusSoft"), have entered into an Agreement and Plan of Reorganization, dated as of November __, 1997 (the "Merger Agreement"), pursuant to which Subsidiary will merge with and into FocusSoft (the "Merger") and FocusSoft will thereby become a wholly-owned subsidiary of the Company.

         B. The business conducted by FocusSoft prior to the date of the Merger Agreement and the business to be conducted by FocusSoft after the Effective Time of the Merger consists of development and licensing of software products.

         C. The undersigned is willing to enter into this Agreement to assure the Company that it will receive the full benefit of the business that it is acquiring pursuant to the Merger.

         D. As a material inducement to the Company to enter in to the Merger, Employee agrees to enter into this Agreement.

         NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, the parties hereto agree as follows:

         1. Effectiveness of Agreement. This Agreement shall become effective only upon the "Effective Time" as such term is defined in the Merger Agreement (the "Effective Time"). In the event that the Merger Agreement terminates prior to the Effective Time, this Agreement will be of no force or effect. The Company and Employee agree that this Agreement shall govern the terms and conditions of Employee's provision of services to the Company (and/or its parent and/or subsidiaries) from and after the Effective Time.

         2. Term of Agreement. Unless terminated earlier in accordance with the provisions of Section 7, this Agreement shall commence on the Effective Time and shall end on _______________ (the "Employment Period").

         3.      Duties and Scope of Employment.

                 (a) Position; Employment Commencement Date; Duties. The Company shall employ Employee as the _______________________ of the FocusSoft Products division of the Company in Louisvlle, Kentucky (the "FocusSoft Division"), reporting to the President of the FocusSoft Division. Employee's duties in such position shall be those customarily associated with such position and as determined by the President of the FocusSoft Division.

                 (b) Obligations. During the Employment Period, Employee shall devote all of his business efforts and time to the Company. Employee agrees, during the Employment Period, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration, without the prior approval of the President of the Company (the "President") or the Board of Directors of the Company (the "Board").

         4. Employee Benefits. During the Employment Period, Employee shall be eligible to participate in (i) all employee benefit plans currently and hereafter maintained by the Company for similarly situated employees of the Company.

         5.      Compensation.

                 (a) Base Salary. During the Employment Period, the Company shall pay Employee as compensation for his services a base salary at the annualized rate of $________ (the "Base Salary"). The Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

                 (b) Bonus. During the Employment Period Employee shall be eligible to receive bonuses as determined by the President, the Board or its Compensation Committee, provided, however, that the determination and payment of any and all bonuses shall be at the sole discretion of the Board. The Company shall pay any and all bonuses referred to in this Agreement only at the same time as bonuses are normally paid to similarly situated of the Company.

         6. Expenses. The Company will pay or reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder in accordance with the Company's established policies.

         7.      Termination of Employment.

                 (a) Early Termination Generally. Prior to the expiration of the Employment Period, the Company may only terminate Employee's employment pursuant to this Agreement for Cause (as defined below). For purposes of this Agreement, termination by Employee for Good Reason shall be construed as termination by the Company without Cause and shll constitute a material breach of this Agreement by the Company.

                 (b) Termination for Cause or Voluntary Resignation. In the event the Company terminates Employee's employment with the Company for Cause or Employee voluntarily terminates employment with the Company without Good Reason (as defined below), then this Agreement shall terminate immediately and Employee shall not be entitled to any benefits or compensation, whether arising hereunder or otherwise, after the date of such termination.

                          For the purposes of this Agreement, "Cause" shall
mean (i) unsatisfactory job performance as determined in the reasonable discretion of the President of the FocusSoft Division ("Unsatisfactory Job Performance") (ii) a breach by Employee of any material obligation under this Agreement that remains uncured for 10 business days after written notice is delivered to Employee by the Company or the FocusSoft Division, (iii) any act by Employee which constitutes gross misconduct of a type and kind which is materially adverse to the Company or FocusSoft, (iv) a violation caused directly and intentionally by Employee of a federal or state law, rule or regulation applicable to the business of the Company or FocusSoft of a type and kind that is materially adverse to the Company or FocusSoft, (v) improper disclosure of the confidential information of the Company or any subsidiary of the Company (including, but not limited to any violation of the Proprietary Information Agreement (as defined below) resulting or likely to result in adverse consequences to the Company or the FocusSoft Division or (vi) the conviction of Employee of, or entry by Employee of a guilty or no contest plea to, the commission of a crime involving moral turpitude or any felony or the rendering of any civil judgement against Employee that materially and adversely affects the Company's or FocusSoft's reputation.

         Notwithstanding the foregoing, prior to terminating Employee or materially and adversely reducing Employee's duties, authorities and responsibilities for Unsatisfactory Job Performance, the Company must first notify Employee in writing of the circumstances giving rise to the Unsatisfactory Job Performance ( a "First Notice") and allow Employee not less than thirty (30) days to adequately improve such Unsatisfactory Job Performance. In the event that, in the reasonable discretion of the President of the FocusSoft Division, Employee's performance has not adequately improved his or her Unsatisfactory Job Performance within thirty (30) days after delivery of the First Notice (or such other time period as is specified therein), then the Company must provide Employee a second notice which specifies the circumstances giving rise to the continued Unsatisfactory Job Performance (a "Second Notice") and allow Employee not less than thirty (30) days to adequately improve such continued Unsatisfactory Job Performance. In the event that in the reasonable discretion of the President of the FocusSoft Division, Employee's performance has not adequately improved within thirty
(30) days after delivery of the Second Notice (or such other time period as is specified therein), then the Company shall be entitled to terminate Employee for Cause due to Unsatisfactory Job Performance, or to impose a material adverse reduction of Employee's duties, authorities, or responsibilities.

                          For the purposes of this Agreement, "Good Reason"
shall mean (i) a material breach of this Agreement by the Company which remains uncured for 10 business days after written notice thereof is delivered to the Company by Employee; (ii) without the express written consent of Employee, the relocation of the Employee to a facility or a location more than fifty (50) miles from the Employee's then present location; (iii) failure on the part of any successor of the Company to assume the Company's obligations under this Agreement; and
(iv) a material adverse reduction of Employee's duties, authorities, or responsibilities not accompanied by Unsatisfactory Job Performance.

                 (c) Termination for Good Reason. In the event that the Company terminates Employee's employment pursuant to this Agrement without cause or Employee terminates his employment pursuant to this Agreement for Good Reason, the Company shall provide Employee with the following benefits:

                          (i)     Severance Payments.  Subject to Employee
entering into a Release of Claims arising out of Employee's employment (in a form provided by the Company and reasonably satisfactory to Employee), Employee shall be entitled to Base Salary continuation payments, at the Base Salary rate in effect at the date of termination until the expiration of the Employment Period to be paid periodically in accordance with the Company's normal payroll policies; and

                          (ii)    Continued Employee Benefits.  The Company
shall provide to Employee, subject to Employee and his dependents electing continuation coverage under COBRA, one hundred percent (100%) Company-paid health, dental and vision coverage at the same level of coverage as was provided to Employee immediately prior to the date of termination until the earlier of (x) the expiration of the Employment Period or (y) the date that Employee and his dependents become covered under another employer' group health, dental and vision plans that provide Employee and his dependents with comparable benefits and levels of coverage. Notwithstanding the foregoing, the receipt of continued benefits or Base Salary continuation payments after the date of termination of any Employee shall not be construed as a waiver or limitation of damages or claims that may be asserted by Employee for the Company's breach of the terms of this Agreement.

         8. Non-Solicitation. Employee covenants and agrees with the Company that during any period which the Employee is employed by the Company or during any period which Employee is due and receiving Base Salary continuation payments in accordance with Section 7(c)(i) above, Employee shall not solicit any of the then-current employees of the Company or any affiliate of the Company to terminate their employment with the Company or any such affiliate or to become employed by any firm, company or other business enterprise with which the Employee may then be connected. The Employee also covenants and agrees with the Company that during any period which the Employee is employed by the Company or during any period which Employee is due and receiving Base Salary continuation payments in accordance with Section 7(c)(i) above, Employee shall not solicit any of the then current customers of the Company or any of their respective affiliates.

         9. Non-Competition. The Employee covenants and agrees with the Company that during any period which the Employee is employed by the Company or during any period which Employee is due and receiving Base Salary continuation payments in accordance with Section 7(c)(i) above, Employee shall not, whether on his or its own behalf or on behalf of any other person, firm, partnership, corporation or other business venture (as defined below, a "person"), own, manage, control, participate in, consult with, be employed by, render services for or otherwise assist in any manner any person that is engaged in, any Business Activity (as hereinafter defined) competitive with the Business (as hereinafter defined). Nothing herein shall prohibit the Employee from being an owner of not more than 2% of the equity or debt securities of any such person, so long as the Employee has no active participation (other than exercising voting or consensual rights with respect to such interest of up to 2%) in the business of such person. As used herein:
(i) "Business Activity," with respect to any person, means any direct or indirect primary business activity of such person; and (ii) "Business" means, as of the date of determination, any Business Activity of the Company or any subsidiary of the Company.

         10. Assignment. Employee's rights and obligations under this Agreement shall not be assignable by Employee. The Company's rights and obligations under this Agreement shall be assignable by the Company.

         11. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if sent by facsimile, or mailed or sent via Federal Express to the other party at its address set forth below in this Section 11 or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered or on the date sent by facsimile or deposited in the United States mail (sent by certified mail, return receipt requested), as the case may be, at the following addresses:

                 (i)      If to the Company:

                          Platinum Software Corporation
                          195 Technology Drive
                          Irvine, California  92618-2402
                          Attention:  Mr. Perry Tarnofsky, Esq.

                 (ii)     If to Employee:

                          Employee
                          FocusSoft
                          _____________
                          _____________
                          Telephone No.:  _______________
                          Facsimile No.:   ______________

         12. Arbitration. The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in Jefferson County, Kentucky under the Employment Dispute Resolution Rules of the

American Arbitration Association as then in effect (the "Rules"). The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

         The arbitrator(s) shall apply the laws of the State of California to the merits of any dispute or claim, without reference to rules of conflicts of law, and the arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

         The parties shall each pay one-half of the costs and expenses of such arbitration, and each party shall pay its own counsel fees and expenses.

                 EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 12 WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EMPLOYEE'S EMPLOYMENT RELATIONSHIP WITH THE COMPANY.

         13. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Employee in connection with his employment hereunder.

         14. Severability. If any term or provision of this Agreement shall to any extent be declared illegal or unenforceable by arbitrator(s) or by a duly authorized court of competent jurisdiction, then the remainder of this Agreement or the application of such term or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and the illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term of provision.

         15. Entire Agreement. This Agreement and the agreements referenced herein represent the entire agreement of the parties with respect to the matters set forth herein, and to the extent inconsistent with other prior contracts, arrangements or understandings between the parties, supersedes all such previous contracts, arrangements or understandings between the Company and Employee. The Agreement may be amended at any time only by mutual written agreement signed by the parties hereto.

         16. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of California without reference to rules relating to conflict of law (other than any such rules directing application of California law).

         17. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         18. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


EMPLOYEE                                   ____________________________________
                                           Name:  ____________________________



PLATINUM SOFTWARE CORPORATION
                                           ____________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                                                     EXHIBIT F-1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Platinum Software Corporation (the "Company") and John Lococo ("Employee"), as of the "Effective Time," as defined below.

                                    RECITALS

         A. The Company, FS Acquisition Corp., a wholly owned subsidiary of the Company ("Subsidiary") and FocusSoft, Inc., a Kentucky corporation ("FocusSoft"), have entered into an Agreement and Plan of Reorganization, dated as of November 4, 1997 (the "Merger Agreement"), pursuant to which Subsidiary will merge with and into FocusSoft (the "Merger") and FocusSoft will thereby become a wholly-owned subsidiary of the Company.

         B. The business conducted by FocusSoft prior to the date of the Merger Agreement and the business to be conducted by FocusSoft after the Effective Time of the Merger consists of development and licensing of software products.

         C. The undersigned is willing to enter into this Agreement to assure the Company that it will receive the full benefit of the business that it is acquiring pursuant to the Merger.

         D. As a material inducement to the Company to enter in to the Merger, Employee agrees to enter into this Agreement.

         NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, the parties hereto agree as follows:

         1. Effectiveness of Agreement. This Agreement shall become effective only upon the "Effective Time" as such term is defined in the Merger Agreement (the "Effective Time"). In the event that the Merger Agreement terminates prior to the Effective Time, this Agreement will be of no force or effect. The Company and Employee agree that this Agreement shall govern the terms and conditions of Employee's provision of services to the Company (and/or its parent and/or subsidiaries) from and after the Effective Time.

         2. Term of Agreement. Unless terminated earlier in accordance with the provisions of Section 7, this Agreement shall commence on the Effective Time and shall end on the one-year anniversary of the Effective Time (the "Employment Period").

         3.      Duties and Scope of Employment.

                 (a) Position; Employment Commencement Date; Duties. The Company shall employ Employee in Louisville, Kentucky as the President of the FocusSoft Products division of the Company (the "FocusSoft Division") and a Vice President of the Company, reporting to the Chief Executive Officer of the Company. Employee shall have such duties as are customarily incident to such offices in accordance with the Company's policies (including full authority to operate the FocusSoft Division's business, conduct its operations and employ and discharge employees consistent with the Company's policies).

                 (b) Obligations. During the Employment Period, Employee shall devote his best efforts to the Company. Employee shall not be prohibited from serving as a consultant to or a member of the board of directors of other companies provided such activities do not materially conflict with Employee's obligations under this Agreement.

                 (c) Board Membership. If Employee is serving as a member of the Board of Directors of the Company (the "Board") and/or the board of directors of any subsidiary of the Company on the date of termination of the Employment Period, he shall tender to the Board and/or the board of any subsidiary of the Company, as the case may be, his resignation from the Board effective as of such date.

         4. Employee Benefits. During the Employment Period, Employee shall be eligible to participate in (i) all employee benefit plans currently and hereafter maintained by the Company for similarly situated officers of the Company according to their terms (including, without limitation, employee stock plans, health insurance, 401(k) and other benefit plans). Additionally, until the earlier of (i) two (2) years after the Effective Time or (ii) the date on which the Company terminates Employee for Cause, the Company shall provide Employee (at the Company's expense) with (A) health, dental and vision insurance (employee and family coverage) (B) continued use of the automobile currently leased by FocusSoft for Employee's use and the right to purchase such automobile upon the conclusion of the applicable lease pursuant to the terms thereof, (C) use of office space and services on the FocusSoft Division's premises consistent with the space and services provided to Employee as of the Effective Time and (D) four weeks of paid vacation leave per year worked commencing as of the Effective Time. In addition, Employee shall receive a one-time grant of four weeks of paid vacation that may be utilized at any time during Employee's employment with the Company.

         5.      Compensation.

                 (a) Base Salary. During the Employment Period, the Company shall pay Employee as compensation for his services a base salary at the annualized rate of $200,000 (the "Base Salary"). The Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

                 (b) Annual Bonus. During the Employment Period, Employee will receive an annual bonus (which shall be pro-rated on a fiscal year basis) of $100,000 based on a performance plan to be mutually agreed upon by Employee and the President of the Company. Employee shall forfeit the right to any bonus under this Section 5(b) in the event that he is terminated by the Company for Cause (as defined below).

                 (c) Additional Incentive Bonus. During the Employment Period, Employee will be eligible to receive an annual "additional incentive bonus" of $100,000. The performance criteria for this bonus will be mutually agreed upon by Employee and the President of the Company. Employee shall forfeit the right to any bonus under this Section 5(c) in the event that he is terminated by the Company for Cause.

                 (d) Equity Compensation. The Board is granting Employee a stock option to purchase 150,000 shares of the Company's common stock at a price equal to the closing price of the Common Stock of the National Market System of the National Association of Securities Dealers Automated Quotation System as of the Effective Time (the "Option"). Fifty percent (50%) of the Option will vest on the first anniversary of the Effective Time and fifty percent (50%) of the Option will vest on the second anniversary of the Effective Time. The Option shall be subject to the terms and conditions of the form of option agreement (the "Option Agreement") attached hereto as Exhibit A. In the event that Employee is terminated for Cause, any unvested portion of the Option as of the time of such termination shall be canceled and Employee shall have no further right to such unvested portion of the Option.

         6. Expenses. The Company will pay or reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder in accordance with the Company's established policies.

         7.      Termination of Employment.

                 (a) Early Termination Generally. The Company may terminate Employee's employment at any time prior to the expiration of the Employment Period whether or not such termination is for Cause. In the event of such termination, any earned compensation as of such termination date not otherwise addressed herein shall remain fully payable.

                 (b) Termination for Cause or Voluntary Resignation. In the event the Company terminates Employee's employment with the Company for Cause (as defined below) or Employee voluntarily terminates employment with the Company without Good Reason (as defined below), then this Agreement shall terminate immediately and Employee shall not be entitled to any benefits or compensation hereunder arising after the date of such termination.

                          For the purposes of this Agreement, "Cause" shall
mean and be limited to (i) a breach by Employee of any material obligations under this Agreement which breach remains uncured for 30 days after written notice is delivered to Employee by the Company, (ii) any act by Employee which constitutes gross misconduct of a type and kind which is materially adverse to the

Company or the FocusSoft Division, (iii) a violation caused directly and intentionally by Employee of a federal or state law, rule or regulation applicable to the business of the Company or FocusSoft of a type and kind that is materially adverse to the Company or the FocusSoft Division, (iv) improper disclosure of the confidential information of the Company or any subsidiary of the Company (including, but not limited to any violation of the Proprietary Information Agreement (as defined below)) resulting in or likely to result in adverse consequences to the Company or (v) the conviction of Employee of, or entry by Employee of a guilty or no contest plea to, the commission of a crime involving moral turpitude or any felony or the rendering of any civil judgement against Employee that materially and adversely affects the Company's or FocusSoft's reputation.

                          For the purposes of this Agreement, "Good Reason"
shall mean (i) without the express written consent of Employee, a material reduction of Employee's duties, authority or responsibilities, relative to Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; provided, however, that any change in Employee's duties, authority or responsibilities directly resulting from FocusSoft becoming a subsidiary of the Company pursuant to the Merger shall not constitute Good Reason; (ii) a material breach of this Agreement by the Company; (iii) a material reduction in benefits for which Employee is eligible and in effect immediately prior to such reduction, other than a reduction in the benefits of substantially all other similarly situated employees of the Company; (iv) without the express written consent of Employee, the relocation of the Employee to a facility or a location more than twenty (20)miles from the Employee's then present location; (v) failure on the part of any successor of the Company to assume the Company's obligations under this Agreement or (vi) a material reduction in the compensation payable to Employee pursuant to the terms of Section 5 of this Agreement.

                 (c) Termination Without Cause; Termination for Good Reason. In the event (i) the Company terminates Employee's employment with the Company other than for Cause, or (ii) Employee terminates employment for Good Reason, the Company shall provide Employee with the following benefits:

                          (i)     Severance Payments.  Subject to Employee
entering into a Release of Claims arising out of Employee's employment (in a form provided by the Company and reasonably satisfactory to Employee), Employee shall be entitled to (A) Base Salary continuation payments, at the Base Salary rate in effect at the date of termination until the expiration of the Employment Period to be paid periodically in accordance with the Company's normal payroll policies and (B) all bonus payments as determined pursuant to the terms of Sections 5(b) and 5(c) of this Agreement; and

                          (ii)    Continued Employee Benefits.  Employee shall
be entitled to the benefits set forth in Section 4 of this Agreement. In addition, in the event that Employee is terminated by the Company other than for Cause, or Employee terminates his employment for Good Reason, then any unvested portion of the Option will continue to vest for so long as Employee shall be available to provide Consulting Services (as defined below) to the Company. In the event that Employee is terminated for Cause, then any unvested portion of the Option will be automatically canceled and of no further force and effect as of the date of such termination.

                          (d)     Consulting Services.  Notwithstanding Section
2 hereof or this Section 7, in the event that this Agreement or Employee's employment with the Company terminates at any time prior to the second anniversary of the Effective Time other than for Cause, Employee hereby agrees to make himself available to provide consulting services to the Company on an as requested and reasonable basis (the "Consulting Services") through the second anniversary of the Effective Time such that Employee will be considered a service provider to the Company during such period. Employee alone shall determine the time and manner in which he shall engage in any such services (if and when requested by the Company) and his obligation to provided Consulting Services shall be subject to his availability, existing commitments and schedule. Employee will be paid for Consulting Services at a rate to be negotiated by the parties at the time such services are requested and as shall be reasonably acceptable to Employee.

         8. Non-Solicitation. Employee covenants and agrees with the Company that during any period which the Employee is employed by the Company and for a period expiring eighteen (18) months after the date of termination or expiration thereof, neither Employee nor his Controlled Affiliates (as defined below) shall solicit any of the then-current employees of the Company or any affiliate of the Company to terminate their employment with the Company or any such affiliate or to become employed by any firm, company or other business enterprise with which the Employee may then be connected. Employee also covenants and agrees with the Company that during any period which Employee is employed by the Company and for a period expiring eighteen (18) months after the date of termination or expiration thereof, neither the Employee nor his Controlled Affiliates shall solicit any of the then current customers of the Company or any of their respective affiliates. As used herein, "Controlled Affiliate" of the Employee means any member of the Employee's immediate family (including, without limitation, his spouse, children, parents and siblings) and any other person or entity which, directly or indirectly, is at any time controlled by the Employee and shall be operating or performing on behalf of, at the direction of or for the benefit of Employee in whole or in part either directly or indirectly. For purposes of this definition, "control" of a person or entity means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

         9. Non-Competition. The Employee covenants and agrees with the Company that during any period which the Employee is employed by the Company and for a period expiring eighteen (18) months after the date of termination or expiration thereof, neither the Employee nor any Controlled Affiliate shall, whether on his or its own behalf or on behalf of any other person, firm, partnership, corporation or other business venture (as defined below, a "person"), own, manage, control, participate in, consult with, be employed by, render services for or otherwise assist in any manner any person that is engaged in, any Business Activity (as hereinafter defined) competitive with the Business (as hereinafter defined). Nothing herein shall prohibit the Employee or any Controlled Affiliate from being an owner of not more than 5% of the equity or debt securities of any such person, so long as the Employee has no active participation (other than exercising voting or consensual rights with respect to such interest of up to 5%) in the business of such person. As used herein:
(i) "Business Activity," with respect to any person, means any direct or indirect primary business activity of such person; and (ii) "Business" means, as of the date of determination, any Business Activity of the Company or any subsidiary of the Company. Employee hereby acknowledges that he has offered this agreement not to compete to the Company as a material inducement to the Company to enter into the Merger.

         10. Assignment. Employee's rights and obligations under this Agreement shall not be assignable by Employee. The Company's rights and obligations under this Agreement shall be assignable by the Company provided that, in the event of an assignment by the Company other than pursuant to a change of control of the Company or the sale by the Company of all or a substantial portion of its assets, the Company provides Employee with prior written notice of such assignment.

         11. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if sent by facsimile, or mailed or sent via overnight express service to the other party at its address set forth below in this Section 11, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered or on the date sent by facsimile or deposited in the United States mail (sent by certified mail, return receipt requested), as the case may be, at the following addresses:

                 (i)      If to the Company:

                          Platinum Software Corporation
                          195 Technology Drive
                          Irvine, California  92618-2402
                          Attention:  Mr. Perry Tarnofsky, Esq.



                 (ii)     If to Employee:

                          Employee
                          FocusSoft
                          _____________
                          _____________
                          Telephone No.:  ______________
                          Facsimile No.:   ______________

         12. Arbitration. The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in Orange County, California under the Employment Dispute Resolution Rules of the American Arbitration Association as then in effect (the "Rules"). The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

         The arbitrator(s) shall apply the laws of the State of California to the merits of any dispute or claim, without reference to rules of conflicts of law, and the arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

         The parties shall each pay one-half of the costs and expenses of such arbitration, and each party shall pay its own counsel fees and expenses.

                 EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 12, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EMPLOYEE'S EMPLOYMENT RELATIONSHIP WITH THE COMPANY.

         13. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Employee in connection with his employment hereunder.

         14. Severability. If any term or provision of this Agreement shall to any extent be declared illegal or unenforceable by arbitrator(s) or by a duly authorized court of competent jurisdiction, then the remainder of this Agreement or the application of such term or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and the illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         15. Proprietary Information Agreement. In conjunction with the execution and effectiveness of this Agreement, Employee agrees to simultaneously execute the Company's standard form of proprietary information and invention assignment agreement (the "Proprietary Information Agreement").

         16. Entire Agreement; Termination. This Agreement and the agreements referenced herein represent the entire agreement of the parties with respect to the matters set forth herein, and to the extent inconsistent with other prior contracts, arrangements or understandings between the parties, supersedes all such previous contracts, arrangements or understandings between the Company and Employee. The Agreement may be amended at any time only by mutual written agreement signed by the parties hereto. In addition, by execution hereof, Employee hereby agrees to the cancellation of any and all existing employment, compensation or similar agreements (other than arrangements specifically provided for as a continuing obligations of the Company or FocusSoft in the Section 5.18 of the Merger Agreement) he may have with FocusSoft or by which FocusSoft may be bound, including, but not limited to that certain employment agreement dated November 14, 1993.

         17. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Kentucky without reference to rules relating to conflict of law (other than any such rules directing application of Kentucky law).

         18. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         19. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


EMPLOYEE                                     __________________________________
                                             Name:  John Lococo



PLATINUM SOFTWARE CORPORATION                __________________________________
                                             Name:  ___________________________
                                             Title:   _________________________

























                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

                                                                    EXHIBIT F-2




                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Platinum Software Corporation (the "Company") and Michael Zimmerman ("Employee"), as of the "Effective Time," as defined below.

                                    RECITALS

         A. The Company, FS Acquisition Corp., a wholly owned subsidiary of the Company ("Subsidiary") and FocusSoft, Inc., a Kentucky corporation ("FocusSoft"), have entered into an Agreement and Plan of Reorganization, dated as of November __, 1997 (the "Merger Agreement"), pursuant to which Subsidiary will merge with and into FocusSoft (the "Merger") and FocusSoft will thereby become a wholly-owned subsidiary of the Company.

         B. The business conducted by FocusSoft prior to the date of the Merger Agreement and the business to be conducted by FocusSoft after the Effective Time of the Merger consists of development and licensing of software products.

         C. The undersigned is willing to enter into this Agreement to assure the Company that it will receive the full benefit of the business that it is acquiring pursuant to the Merger.

         D. As a material inducement to the Company to enter in to the Merger, Employee agrees to enter into this Agreement.

         NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, the parties hereto agree as follows:

         1. Effectiveness of Agreement. This Agreement shall become effective only upon the "Effective Time" as such term is defined in the Merger Agreement (the "Effective Time"). In the event that the Merger Agreement terminates prior to the Effective Time, this Agreement will be of no force or effect. The Company and Employee agree that this Agreement shall govern the terms and conditions of Employee's provision of services to the Company (and/or its parent and/or subsidiaries) from and after the Effective Time.

         2. Term of Agreement. Unless terminated earlier in accordance with the provisions of Section 7, this Agreement shall commence on the Effective Time and shall end on the one-year anniversary of the Effective Time (the "Employment Period").

         3.      Duties and Scope of Employment.

                 (a) Position; Employment Commencement Date; Duties. The Company shall employ Employee in Louisville, Kentucky as the Chief Technical Officer and Senior Vice-President of the FocusSoft Products division of the Company (the "FocusSoft Division"), reporting to the Chief Executive Officer of the FocusSoft Division. Employee shall have such duties as are customarily incident to such offices in accordance with the Company's policies.

                 (b) Obligations. During the Employment Period, Employee shall devote his best efforts to the Company. Employee shall not be prohibited from serving as a consultant to or a member of the board of directors of other companies provided such activities do not materially conflict with Employee's obligations under this Agreement.

         4. Employee Benefits. During the Employment Period, Employee shall be eligible to participate in (i) all employee benefit plans currently and hereafter maintained by the Company for similarly situated officers of the Company according to their terms (including, without limitation, employee stock plans, health insurance, 401(k) and other benefit plans). Additionally, until the earlier of (i) two (2) years after the Effective Time or (ii) the date on which the Company terminates Employee for Cause, the Company shall provide Employee (at the Company's expense) with (A) health, dental and vision insurance (employee and family coverage) (B) continued use of the automobile currently leased by FocusSoft for Employee's use and the right to purchase such automobile upon the conclusion of the applicable lease pursuant to the terms thereof, (C) use of office space and services on the FocusSoft Division's premises consistent with the space and services provided to Employee as of the Effective Time and (D) four weeks of paid vacation leave per year worked commencing as of the Effective Time.

         5.      Compensation.

                 (a) Base Salary. During the Employment Period, the Company shall pay Employee as compensation for his services a base salary at the annualized rate of $150,000 (the "Base Salary"). The Base Salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Employee understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

                 (b) Annual Bonus. During the Employment Period, Employee will receive an annual bonus (which shall be pro-rated on a fiscal year basis) of $75,000 based on a performance plan to be mutually agreed upon by Employee and the President of the Company. Employee shall forfeit the right to any bonus under this Section 5(b) in the event that he is terminated by the Company for Cause (as defined below).

                 (c) Additional Incentive Bonus. During the Employment Period, Employee will be eligible to receive an annual "additional incentive bonus" of $75,000. The performance criteria for this bonus will be mutually agreed upon by Employee and the President of the Company. Employee shall forfeit the right to any bonus under this Section 5(c) in the event that he is terminated by the Company for Cause.

                 (d) Equity Compensation. The Board is granting Employee a stock option to purchase 150,000 shares of the Company's common stock at a price equal to the closing price of the Common Stock of the National Market System of the National Association of Securities Dealers Automated Quotation System as of the Effective Time (the "Option"). Fifty percent (50%) of the Option will vest on the first anniversary of the Effective Time and fifty percent (50%) of the Option will vest on the second anniversary of the Effective Time. The Option shall be subject to the terms and conditions of the form of option agreement (the "Option Agreement") attached hereto as Exhibit A. In the event that Employee is terminated for Cause, any unvested portion of the Option as of the time of such termination shall be canceled and Employee shall have no further right to such unvested portion of the Option.

         6. Expenses. The Company will pay or reimburse Employee for reasonable travel, entertainment or other expenses incurred by Employee in the furtherance of or in connection with the performance of Employee's duties hereunder in accordance with the Company's established policies.

         7.      Termination of Employment.

                 (a) Early Termination Generally. The Company may terminate Employee's employment at any time prior to the expiration of the Employment Period whether or not such termination is for Cause. In the event of such termination, any earned compensation as of such termination date not otherwise addressed herein shall remain fully payable.

                 (b) Termination for Cause or Voluntary Resignation. In the event the Company terminates Employee's employment with the Company for Cause (as defined below) or Employee voluntarily terminates employment with the Company without Good Reason (as defined below), then this Agreement shall terminate immediately and Employee shall not be entitled to any benefits or compensation hereunder arising after the date of such termination.

                          For the purposes of this Agreement, "Cause" shall
mean and be limited to (i) a breach by Employee of any material obligations under this Agreement which breach remains uncured for 30 days after written notice is delivered to Employee by the Company, (ii) any act by Employee which constitutes gross misconduct of a type and kind which is materially adverse to the Company or the FocusSoft Division, (iii) a violation caused directly and intentionally by Employee of a federal or state law, rule or regulation applicable to the business of the Company or FocusSoft of a type and kind that is materially adverse to the Company or the FocusSoft Division, (iv) improper disclosure of the confidential information of the Company or any subsidiary of the Company (including, but not limited to any violation of the Proprietary Information Agreement (as defined below)) resulting in or likely to result in adverse consequences to the Company or (v) the conviction of Employee of, or entry by Employee of a guilty or no contest plea to, the commission of a crime involving moral turpitude or any felony or the rendering of any civil judgement against Employee that materially and adversely affects the Company's or FocusSoft's reputation.

        For the purposes of this Agreement, "Good Reason" shall mean (i) without the express written consent of Employee, a material reduction of Employee's duties, authority or responsibilities, relative to Employee's duties, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, authority or responsibilities; provided, however, that any change in Employee's duties, authority or responsibilities directly resulting from FocusSoft becoming a subsidiary of the Company pursuant to the Merger shall not constitute Good Reason; (ii) a material breach of this Agreement by the Company; (iii) a material reduction in benefits for which Employee is eligible and in effect immediately prior to such reduction, other than a reduction in the benefits of substantially all other similarly situated employees of the Company; (iv) without the express written consent of Employee, the relocation of the Employee to a facility or a location more than twenty (20)miles from the Employee's then present location; (v) failure on the part of any successor of the Company to assume the Company's obligations under this Agreement or (vi) a material reduction in the compensation payable to Employee pursuant to the terms of Section 5 of this Agreement.

                 (c) Termination Without Cause; Termination for Good Reason. In the event (i) the Company terminates Employee's employment with the Company other than for Cause, or (ii) Employee terminates employment for Good Reason, the Company shall provide Employee with the following benefits:

                          (i)     Severance Payments.  Subject to Employee
entering into a Release of Claims arising out of Employee's employment (in a form provided by the Company and reasonably satisfactory to Employee), Employee shall be entitled to (A) Base Salary continuation payments, at the Base Salary rate in effect at the date of termination until the expiration of the Employment Period to be paid periodically in accordance with the Company's normal payroll policies and (B) all bonus payments due as determined pursuant to the terms of Sections 5(b) and 5(c) of this Agreement; and

                          (ii)    Continued Employee Benefits.  Employee shall
be entitled to the benefits set forth in Section 4 of this Agreement. In addition, in the event that Employee is terminated by the Company other than for Cause or Employee terminates his employment for Good Reason, then any unvested portion of the Option will continue to vest in the event that and for so long as the Company shall have elected and continue to engage Employee to provide Consulting Services (as defined below). Employee shall be available to provide Consulting Services (as defined below) to the Company. In the event that Employee is terminated for Cause, then any unvested portion of the Option will be automatically canceled and of no further force and effect as of the date of such termination.

                          (d)     Consulting Services.  Notwithstanding Section
2 hereof or this Section 7, in the event that this Agreement or Employee's employment with the Company terminates at any time prior to the second anniversary of the Effective Time other than for Cause, the Company may, but shall not be obligated to, engage Employee to provide consulting services to the Company on an as requested and reasonable basis (the "Consulting Services") through the second anniversary of the Effective Time such that Employee will be considered a service provider to the Company during such period. In the event that the Company chooses to engage Employee to provide Consulting Services, Employee will make himself available to provide such services and the Employee and the Company shall mutually determine the time and manner in which he shall engage in any such services (if and when requested by the Company). Employee will be paid for Consulting Services at a rate to be negotiated by the parties at the time such services are requested and as shall be reasonably acceptable to Employee.

         8. Non-Solicitation. Employee covenants and agrees with the Company that during any period which the Employee is employed by the Company and for a period expiring eighteen (18) months after the date of termination or expiration thereof, neither Employee nor his Controlled Affiliates (as defined below) shall solicit any of the then-current employees of the Company or any affiliate of the Company to terminate their employment with the Company or any such affiliate or to become employed by any firm, company or other business enterprise with which the Employee may then be connected. Employee also covenants and agrees with the Company that during any period which Employee is employed by the Company and for a period expiring eighteen (18) months after the date of termination or expiration thereof, neither the Employee nor his Controlled Affiliates shall solicit any of the then current customers of the Company or any of their respective affiliates. As used herein, "Controlled Affiliate" of the Employee means any member of the Employee's immediate family (including, without limitation, his spouse, children, parents and siblings) and any other person or entity which, directly or indirectly, is at any time controlled by the Employee and shall be operating or performing on behalf of, at the direction of or for the benefit of Employee in whole or in part either directly or indirectly. For purposes of this definition, "control" of a person or entity means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

         9. Non-Competition. The Employee covenants and agrees with the Company that during any period which the Employee is employed by the Company and for a period expiring eighteen (18) months after the date of termination or expiration thereof, neither the Employee nor any Controlled Affiliate shall, whether on his or its own behalf or on behalf of any other person, firm, partnership, corporation or other business venture (as defined below, a "person"), own, manage, control, participate in, consult with, be employed by, render services for or otherwise assist in any manner any person that is engaged in, any Business Activity (as hereinafter defined) competitive with the Business (as hereinafter defined). Nothing herein shall prohibit the Employee or any Controlled Affiliate from being an owner of not more than 5% of the equity or debt securities of any such person, so long as the Employee has no active participation (other than exercising voting or consensual rights with respect to such interest of up to 5%) in the business of such person. As used herein: (i) "Business Activity," with respect to any person, means any direct or indirect primary business activity of such person; and (ii) "Business" means, as of the date of determination, any Business Activity of the Company or any subsidiary of the Company. Employee hereby acknowledges that he has offered this agreement not to compete to the Company as a material inducement to the Company to enter into the Merger.

         10. Assignment. Employee's rights and obligations under this Agreement shall not be assignable by Employee. The Company's rights and obligations under this Agreement shall be assignable by the Company provided that, in the event of an assignment by the Company other than pursuant to a change of control of the Company or the sale by the Company of all or a substantial portion of its assets, the Company provides Employee with prior written notice of such assignment.

         11. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if sent by facsimile, or mailed or sent via overnight express service to the other party at its address set forth below in this Section 11, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered or on the date sent by facsimile or deposited in the United States mail (sent by certified mail, return receipt requested), as the case may be, at the following addresses:

                 (i)      If to the Company:

                          Platinum Software Corporation
                          195 Technology Drive
                          Irvine, California  92618-2402
                          Attention:  Mr. Perry Tarnofsky, Esq.





                 (ii)     If to Employee:

                          Employee
                          FocusSoft
                          _____________
                          _____________
                          Telephone No.:  ______________
                          Facsimile No.:   _____________

         12. Arbitration. The parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration to be held in Orange County, California under the Employment Dispute Resolution Rules of the American Arbitration Association as then in effect (the "Rules"). The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction.

         The arbitrator(s) shall apply the laws of the State of California to the merits of any dispute or claim, without reference to rules of conflicts of law, and the arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law.

         The parties shall each pay one-half of the costs and expenses of such arbitration, and each party shall pay its own counsel fees and expenses.

                 EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 12, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EMPLOYEE'S EMPLOYMENT RELATIONSHIP WITH THE COMPANY.

         13. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Employee in connection with his employment hereunder.

         14. Severability. If any term or provision of this Agreement shall to any extent be declared illegal or unenforceable by arbitrator(s) or by a duly authorized court of competent jurisdiction, then the remainder of this Agreement or the application of such term or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and the illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         15. Proprietary Information Agreement. In conjunction with the execution and effectiveness of this Agreement, Employee agrees to simultaneously execute the Company's standard form of proprietary information and invention assignment agreement (the "Proprietary Information Agreement").

         16. Entire Agreement; Termination. This Agreement and the agreements referenced herein represent the entire agreement of the parties with respect to the matters set forth herein, and to the extent inconsistent with other prior contracts, arrangements or understandings between the parties, supersedes all such previous contracts, arrangements or understandings between the Company and Employee. The Agreement may be amended at any time only by mutual written agreement signed by the parties hereto. In addition, by execution hereof, Employee hereby agrees to the cancellation of any and all existing employment, compensation or similar agreements (other than arrangements specifically provided for as a continuing obligations of the Company or FocusSoft in the
Section 5.18 of the Merger Agreement) he may have with FocusSoft or by which FocusSoft may be bound, including, but not limited to that certain employment agreement dated November 14, 1993.

         17. Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Kentucky without reference to rules relating to conflict of law (other than any such rules directing application of Kentucky law).

         18. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         19. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


EMPLOYEE                                     __________________________________
                                             Name:  Michael Zimmerman



PLATINUM SOFTWARE CORPORATION
                                             __________________________________
                                             Name:  ___________________________
                                             Title:   _________________________

                                                                      EXHIBIT G


                                ESCROW AGREEMENT

         This Escrow Agreement (this "Agreement") is made and entered into as of November __, 1997 (the "Effective Date") by and among Platinum Software Corporation, a Delaware corporation ("Parent"), the parties listed on Exhibit A attached hereto (collectively, the "Shareholders," and each individually, a "Shareholder"), John Lococo as the representative of the Shareholders (the "Shareholders' Representative"), and Bankers Trust Company of California, N.A. as escrow agent (the "Escrow Agent").

                                    RECITALS

         A. The Shareholders are shareholders of FocusSoft, Inc., a Kentucky corporation ("FS"). FS and Parent have entered into an Agreement and Plan of Reorganization dated as of November __, 1997 (the "Merger Agreement"), pursuant to which FS Acquisition Corp., a Kentucky corporation and wholly owned subsidiary of Parent, shall be merged with and into FS (the "Merger"), with FS to be the surviving corporation of the Merger. In the Merger, the outstanding shares of FS Common Stock ("FS Stock") will be converted into shares of Parent Common Stock, $.001 par value ("Parent Common Stock") and FS will become a wholly-owned subsidiary of Parent.

         B. The Merger Agreement provides that ten percent (10%) of the total number of shares of Parent Common Stock issued in respect of the conversion of outstanding FS Stock and outstanding securities convertible or exchangeable for FS Stock in the Merger will be withheld from the FS Shareholders and will be placed in an escrow established in accordance with this Agreement to secure the indemnification obligations of the Shareholders set forth in Section 7 of the Merger Agreement.

         C. The parties desire to enter into this Agreement to establish the terms and conditions under which the escrow will be established and maintained.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.      CERTAIN DEFINED TERMS.

                 1.1 TERMS DEFINED IN MERGER AGREEMENT. Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings given to such terms in the Merger Agreement.

                 1.2 ESCROW. As used herein, the "Escrow" means the escrow and the Escrow Account (as defined in Section 3.1 below) established pursuant to this Agreement in which the Escrowed Property (as defined in Section 1.4 below) will be held to secure indemnification obligations of the Shareholders in accordance with Section 7 of the Merger Agreement.

                 1.3 ESCROW SHARES. As used herein, the "Escrow Shares" shall mean those shares of common stock of Parent that comprise the Escrow Amount, as such term is defined in the Merger Agreement.

                 1.4 ESCROWED PROPERTY. As used herein, the "Escrowed Property" means, collectively: (a) the Escrow Amount, including Stock Powers (as defined in Section 3.1 below) executed and delivered by the Shareholders with respect to such Escrow Shares, and (b) all other property (not including cash dividends but including Distributions and Secondary Distributions (as defined in Section 3.2 below)) other than cash dividends issued or paid with respect to any Escrow Shares that are deposited in the Escrow Account pursuant to this Agreement, all of which items shall be deemed to be "Escrowed Property" upon deposit in the Escrow Account.

         2.      AGREEMENT.

                 2.1 OBLIGATIONS OF SHAREHOLDERS. As a material inducement to Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, the Shareholders agree to be expressly subject to the terms and conditions of this Agreement:

                          (a)     to establish the Escrow pursuant to this
Agreement as partial security for the indemnification obligations of the Shareholders pursuant to Section 7 of the Merger Agreement;

                          (b)     that in the event Parent (hereinafter,
"Parent") incurs or suffers any Losses, then the Escrowed Property shall, subject to the provisions of the Merger Agreement and this Agreement, be transferred to Parent to compensate Parent for such Losses, with the portion of the Escrowed Property to be so transferred to be pro rata among the Shareholders according to each Shareholder's proportionate contribution of the Escrowed Property (the "Pro Rata Share");

                          (c)     to appoint the Shareholders' Representative
as the Shareholders' representative, attorney-in-fact and agent for purposes of this Agreement to act for and on behalf of each Shareholder as provided herein, and to the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Shareholders' Representative on the Shareholders' behalf under this Agreement; and

                          (d)     to all of the other terms and conditions of
this Agreement.

                 2.2 NOTIFICATION OF ESCROW AGENT. The Parent and the Shareholders hereby agree to provide the Escrow Agent with written notice of the occurrence of the effective time of the Merger and the consummation of the transactions contemplated by the Merger Agreement.

         3.      FORMATION OF ESCROW ACCOUNTS.

                 3.1 DELIVERY AND DEPOSIT OF ESCROWED PROPERTY. Upon the execution of this Agreement by the parties hereto:

                          (a)     Parent will promptly deliver to the Escrow
Agent the Escrow Shares in the form of duly authorized and executed stock certificates issued in the respective names of the Shareholders, representing each Shareholder's Pro Rata Share of the Escrow Shares, and

                          (b)     Each Shareholder will promptly deliver to the
Escrow Agent duly executed Stock Powers and Assignments Separate From Certificate for such Shareholder's Escrow Shares in the form of Exhibit B ("Stock Powers"), signed in blank by such Shareholder.

The Escrow Agent agrees to accept delivery, as evidenced by a receipt, of the above-mentioned Escrowed Property, which shall be clearly designated by Parent as "Escrowed Property", and to hold the same in escrow in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

                 3.2 DISTRIBUTIONS, CONVERSIONS, VOTING AND RIGHTS OF OWNERSHIP. So long as the Escrow is in effect, dividends payable in stock or securities of Parent or of any other person, firm or entity or any other property, other than cash dividends which shall be distributed to Shareholders, or other distributions of any kind (including without limitation shares of Parent Common Stock issued in connection with a subdivision or split of Parent Common Stock) that are paid, issued or made by Parent in respect of the Escrow Shares that are issuable by Parent or a third party upon the conversion or other exchange of Escrow Shares in a merger, consolidation or other transaction affecting the Escrow Shares (the "Distributions"), or in respect of any such Distributions ("Secondary Distributions"), will be immediately delivered to the Escrow Agent and will be held in the Escrow on the same terms and conditions as those applied hereunder to the Escrow Shares and the Shareholders will promptly sign and deliver to the Escrow Agent new Stock Powers or other applicable instruments of transfer for such Distributions and/or Secondary Distributions (duly executed in blank by the Shareholders), to be held in the Escrow as Escrowed Property pursuant to this Agreement. Escrowed Property includes all Distributions and Secondary Distributions on Escrowed Property (whether cash, stock or otherwise). The Shareholders will have the right to exercise any and all rights to vote the shares of Parent Common Stock deposited in the Escrow Account (the "Escrow Shares") for their account so long as such Escrow Shares are held in the Escrow and have not been released to Parent as provided herein and Parent will take all steps necessary to allow the exercise of such rights. While the stock certificates representing, and Stock Powers for, Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Shareholders, will (subject to the provisions of Sections 3.3 and 3.4 below) retain and be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions of this Agreement. If reasonably requested to do so by Parent or the Escrow Agent, each Shareholder shall promptly execute and deliver to the Escrow Agent (or to Parent, as to Escrow Shares that are released to Parent as provided herein) replacement Stock Powers for any Escrow Shares or other shares of stock or securities that are or become Escrowed Property. If requested by Parent, due to the failure of any Shareholder to promptly execute and deliver replacement Stock Powers as herein provided, the Shareholders' Representative, acting as attorney-in-fact for each Shareholder, shall promptly execute on behalf of such Shareholder, and deliver to the Escrow Agent, replacement Stock Powers for any Escrow Shares or other shares of stock or securities that are or become Escrowed Property.

                 3.3 NO TRANSFER OR ENCUMBRANCE. Except to the extent expressly permitted by the provisions of this Section 3.3, no Escrowed Property or any beneficial interest therein may be sold, assigned, pledged, encumbered or otherwise transferred (including without limitation by operation of law, other than a conversion of shares in a merger or consolidation) by any Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Shareholder (other than such Shareholder's obligations under this Agreement and the Merger Agreement) prior to the delivery and release to the Shareholders of the Escrowed Property by the Escrow Agent in accordance with the provisions of this Agreement, provided, however, a Shareholder may transfer its share of the Escrowed Property hereunder so long as such transfer is by gift or upon death or permanent incapacity to his guardian, conservator, executor, administrator, trustees or beneficiaries under his will, spouse, children, stepchildren, grandchildren, parents, siblings or legal dependents, to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be such a person and all such persons agree to be bound by the terms hereof or to partners of an Shareholder that is a partnership, provided that all of such partners agree to be bound by the terms hereof.

                 3.4 TREATMENT OF ESCROWED PROPERTY. The Escrowed Property shall be held by the Escrow Agent as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

         4. ADMINISTRATION OF ESCROW ACCOUNT. The Escrow Agent shall administer the Escrow Account as follows:

                 4.1 CLAIM NOTICE. If Parent asserts a claim for indemnification pursuant to the terms of Section 7 of the Merger Agreement on or prior to the Escrow Release Date (as such term is defined in the Merger Agreement) and delivers a Claim Notice to the Shareholders' Representative in accordance with Section 7 of the Merger Agreement, then Parent shall also deliver a copy of such Claim Notice to the Escrow Agent.

                 4.2 RELEASE OF ESCROWED PROPERTY. If, with respect to any given Claim Notice and the Losses specified therein, the Shareholders' Representative either (i) makes no objection in accordance with the terms (including the time limits) of Section 7.2 of the Merger Agreement or (ii) agrees to indemnify Parent for all or any portion of the Losses set forth in such Claim Notice (such portion, an "Agreed Amount"), then the Escrow Agent shall promptly thereafter deliver to Parent from the Escrow Account Escrowed Property having a value (computed in accordance with Section 4.3 below) equal to the Agreed Amount (or such lesser amount as is then held in the Escrow Account).

                 4.3 VALUE OF ESCROWED PROPERTY. For purposes of determining the amount of Escrowed Property to be delivered out of the Escrow to Parent as compensation for Losses and determining the value of any Escrowed Property for any other purpose hereunder, shares of Parent Common Stock will be deemed to have a value per share as computed in accordance with the closing price of the shares as traded on National Market System of the National Association of Securities Dealers Automated Quotation system on the date on which the Escrow Agent receives the applicable Claim Notice or other appropriate request for a determination of value of the Escrowed Property.

         5.      ARBITRATION OF CONTESTED RELEASES.

                 5.1 ARBITRATION OF DISPUTES OVER ESCROW RELEASE. If the Shareholders' Representative contests the release of Escrowed Property with respect to all or any portion of Losses set forth in a Claim Notice, then such dispute shall be settled in accordance with the arbitration procedures set forth in Section 7.2 of the Merger Agreement.

                 5.2 ACTIONS OF ESCROW AGENT PENDING ARBITRATION. In the event that any or all Losses specified in a Claim Notice are contested by the Shareholders' Representative (the "Contested Amount"), the Escrow Agent shall continue to hold in the Escrow Account Escrowed Property having a value (computed in accordance with Section 4.3 of this Agreement) sufficient to cover the Contested Amount, notwithstanding the occurrence of the Escrow Release Date, until: (a) delivery of a copy of a settlement agreement executed by Parent and the Shareholders' Representative setting forth instructions to the Escrow Agent as to the release of such Escrowed Property that shall be made with respect to the Contested Amount; (b) delivery of a copy of the final decision of the arbitrator setting forth instructions to the Escrow Agent as to the release of Escrowed Property that shall be made with respect to the Contested Amount; or (c) receipt of a court order or judgment directing Escrow Agent to act with respect to the distribution of any Escrowed Property. The Escrow Agent shall thereupon release Escrowed Property from the Escrow Account in accordance with such settlement agreement, arbitrator's instructions, court order or judgment, as applicable. The Escrowed Property released by the Escrow Agent to Parent from the Escrow Account shall be in such proportions of Escrow Shares and/or other Escrowed Property, as may be requested by the Parent (subject to the availability of such type(s) of Escrowed Property at such time).

                 5.3 NO RESPONSIBILITY OF ESCROW AGENT TO RESOLVE DISPUTE. If any controversy arises involving any party to this Agreement (other than the Escrow Agent) concerning the subject matter of this Agreement, including a Contested Amount, the Escrow Agent will not be required to determine the controversy or to take any action until such dispute has been resolved.

                 5.4 RIGHT TO COUNSEL. Parent (on behalf of itself and any Indemnified Person(s)) and the Shareholders' Representative shall each have the right to employ its or his own legal counsel to represent such person in any disputes arising under this Agreement.

                 5.5      EXCLUSIVE REMEDY.  Except to the extent provided in
Section 7 of the Merger Agreement, and except as specifically otherwise provided in this Agreement, arbitration in accordance with this Section 7 of the Merger Agreement will be the sole and exclusive remedy of the parties for any dispute arising over the release of Escrowed Property from the Escrow hereunder.

         6.      PAYMENT OF REMAINING ESCROWED PROPERTY TO SHAREHOLDERS.

                 6.1 PAYMENT OF REMAINING ESCROWED PROPERTY ON ESCROW RELEASE DATE. On the Escrow Release Date, the Escrow Agent shall deliver to Parent and the Shareholders' Representative a statement of the value (computed in accordance with Section 4.3 hereof) of the remaining balance of the Escrowed Property then remaining in the Escrow Account, and the total amount of all pending Claims made in connection with the Escrow Account and not previously resolved and paid (the excess, if any, of such remaining balance in such Escrow Account over the total amount of pending Claims against such Escrow Account shall be referred to as the "Final Escrow Balance"). Parent and the Shareholders' Representative each shall review the accuracy of the Final Escrow Balance and notify the Escrow Agent and each other of any asserted discrepancy within ten (10) business days of receipt of the foregoing statement. If the Escrow Agent has not been notified of any discrepancy by Parent or the Shareholders' Representative within the ten (10) business day period specified in the preceding sentence, then within twenty (20) business days after receipt by Parent and the Shareholders' Representative of such statement, the Escrow Agent shall deliver to each of the Shareholders an amount of the Escrowed Property representing such Shareholder's Pro Rata Share of the Final Escrow Balance, free and clear of the Escrow created by this Agreement. In the event that the Escrow Agent is properly informed of a discrepancy in the statement of the Final Escrow Balance, then the Escrow Agent shall not deliver to the Shareholders any Escrowed Property until Parent and the Shareholders' Representative shall have agreed in writing as to the Final Escrow Balance. After the last Claim has been resolved pursuant to this Agreement and the Merger Agreement and all Escrowed Property deliverable to Parent upon the resolution of all such Claims has been delivered to Parent, the remaining balance, if any, of the Escrowed Property shall be delivered by the Escrow Agent to each Shareholder pro rata, based on the Shareholder's Pro Rata Share.

                 6.2 DISTRIBUTION OF THE ESCROWED PROPERTY. All distributions of Escrowed Property to the Shareholders, to be made by the Escrow Agent under this Section 6 shall be made so that each Shareholder receives his or her Pro Rata Share of the Escrowed Property held in the Escrow immediately before such distribution.

                 6.3 DELIVERY METHODS. Delivery of Escrowed Property by the Escrow Agent shall be by registered mail or by nationally recognized overnight courier. The Escrow Agent shall not be responsible for obtaining insurance in connection with such delivery.

                 6.4 POWER TO TRANSFER ESCROW SHARES AND DISTRIBUTIONS. The Escrow Agent is hereby granted the power to effect any transfer of Escrowed Property permitted or required by this Agreement in accordance with its terms.

         7.      FEES AND EXPENSES OF ESCROW AGENT AND SHAREHOLDERS'
REPRESENTATIVE.

                 7.1 ESCROW AGENT. Parent shall pay the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder; provided, however, that any extraordinary fees and expenses referred to in
Section 7.3 below, including, without limitation, any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrowed Property will be paid 50% by Parent and 50% by the Shareholders.

                 7.2 SHAREHOLDERS' REPRESENTATIVE. The Shareholders' Representative will not be entitled to receive any compensation from Parent in connection with this Agreement; however, the Shareholders shall indemnify and promptly reimburse the Shareholders' Representative for all reasonable expenses actually incurred by the Shareholders' Representative in connection with the performance of his duties hereunder (including, but not limited to, all losses, costs and expenses which the Shareholders' Representative may incur as a result of involvement in any legal proceedings arising from the performance of his duties hereunder) pro rata according to each Shareholder's respective Pro Rata Share. Parent shall not have any obligation to reimburse the Shareholders' Representative for any expenses whatsoever.

                 7.3 ESCROW AGENT'S EXTRAORDINARY FEES. Parent and the Shareholders' Representative hereby acknowledge that all fees and usual charges for services of the Escrow Agent hereunder shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the Escrow Agent renders any service not provided for in this Agreement, or if the parties hereto request a substantial modification of the terms of this Agreement, or if any controversy arises and the Escrow Agent is made a party to any litigation pertaining to this Agreement or its subject matter, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney's fees and expenses incurred by the Escrow Agent in rendering such extraordinary services, which costs, fees and expenses shall be borne by Parent and the Shareholders as provided in
Section 7.1 above.

         8. LIABILITY AND AUTHORITY OF SHAREHOLDERS' REPRESENTATIVE; SUCCESSORS AND ASSIGNEES.

                 8.1 LIMITS ON LIABILITY. The Shareholders' Representative shall incur no liability with respect to any action taken or suffered by him in his capacity as Shareholders' Representative in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence. The Shareholders' Representative may, in all questions arising under this Escrow Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Shareholders' Representative based on such advice, the Shareholders' Representative shall not be liable to anyone.

                 8.2 SUCCESSOR SHAREHOLDERS' REPRESENTATIVES. In the event of the death or permanent disability of the Shareholders' Representative, or the resignation of Shareholders' Representative as the representative of the Shareholders hereunder, a successor Shareholders'

Representative shall be elected in accordance with the terms of Section 7.4 of the Merger Agreement.

         9.      LIMITATION OF ESCROW AGENT'S RESPONSIBILITY AND LIABILITY.

                 9.1 LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement and the Merger Agreement, and the Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement will be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction. The Escrow Agent will not be responsible for, and will not be under a duty to examine into or pass upon, the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement mandatory or supplemental hereto.

                 9.2 LIMITATION OF LIABILITY. The Escrow Agent will incur no liability with respect to any action taken, not taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent will not be liable for any action taken or omitted to be taken by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the cause of any loss to Parent, the Shareholders' Representative, any Shareholder. The Escrow Agent makes no representation or warranty with respect to, and is not responsible for the validity of, the Escrowed Property. The Escrow Agent is not responsible for the receipt of any dividend or other distribution on behalf of any Shareholder or for the voting of or exercise of any other rights with respect to the Escrowed Property. The Escrow Agent will have no duty to solicit the delivery of any Escrowed Property. The Escrow Agent will have no obligation with respect to the Escrowed Property other than either to withhold the release of Escrowed Property to the Shareholders or to release Escrowed Property to Parent, as the case may be, to the extent expressly provided in this Agreement. The Escrow Agent will have no obligations with respect to the investment of any cash that becomes Escrowed Property except as expressly provided in Section 3.

                 9.3 INDEMNITY. Parent and each of the Shareholders (each an "Indemnifying Party" and together the "Indemnifying Parties"), each hereby jointly and severally covenants and agrees to reimburse, indemnify and hold harmless the Escrow Agent and its employees and agents from and against any loss, damage or liability suffered, incurred by or asserted against the Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon any act or omission by the Escrow Agent relating in any way to this Agreement or the Escrow Agent's services hereunder. This indemnity will not apply to any such loss, damage or liability arising from the gross negligence or willful misconduct on the Escrow Agent's part. Anything in this Agreement to the contrary notwithstanding, in no event will the Escrow Agent be liable for special, indirect or consequential damage or loss of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The indemnification provided in this Section 9.3 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent hereunder.

                 9.4 PARTICIPATION IN DEFENSE OF THE ESCROW AGENT. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against the Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Escrow Agent and the Indemnifying Parties, the Escrow Agent's retention of separate counsel will be reimbursable as provided in Section 9.3. The Escrow Agent's right to indemnification hereunder will survive the Escrow Agent's resignation or removal as escrow agent hereunder and will survive the termination of this Agreement by lapse of time or otherwise.

                 9.5 NOTICE OF CLAIMS AGAINST ESCROW AGENT. The Escrow Agent will notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter sent U.S. first class mail, registered or certified, of any receipt by the Escrow Agent of a written assertion of a claim against the Escrow Agent related to this Agreement, or any action commenced against the Escrow Agent, within ten (10) business days after the Escrow Agent's receipt of written notice of such claim. However, the Escrow Agent's failure to so notify each Indemnifying Party will not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this Section 9. In the event the Escrow Agent fails to so notify each Indemnifying Party and an Indemnifying Party is prejudiced thereby, then such Indemnifying Party will not have liability to Escrow Agent under this Section 9.

         10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign at any time and be discharged from its duties or obligations hereunder by giving a written resignation to the parties to this Escrow Agreement, specifying not less than thirty (30) days prior written notice of the date when such registration, shall take effect; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent and acceptance of such appointment by such successor Escrow Agent. Parent may appoint a successor Escrow Agent without the consent of the Shareholders' Representative so long as such successor is a bank with assets of at least Five Hundred Million Dollars ($500,000,000) which has no direct depository or lending relationship with Parent and which is qualified to do business in the State of California, and may appoint any other successor Escrow Agent with the consent of the Shareholders' Representative, which shall not be unreasonably withheld. If, within such notice period, Parent provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent in accordance with this Section 10 and directions for the transfer of any Escrowed Property then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrowed Property to such designated successor. If no successor Escrow Agent is appointed within sixty (60) days of the date specified for the Escrow Agent's resignation to take effect, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for such appointment at the expense of Parent. Each successor Escrow Agent shall execute and deliver an instrument accepting such appointment and shall, without further acts, be vested in all the estates, properties, rights, powers and duties of the Escrow Agent or any other predecessor Escrow Agent as if originally named as Escrow Agent hereunder.

         11. TERMINATION. This Agreement shall terminate upon the earlier of (a) the Escrow Release Date, or (b) the release by the Escrow Agent of all of the Escrowed Property in accordance with this Agreement.

         12. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, by private nationally recognized courier service or by facsimile and confirmed, if delivered, mailed, courier or facsimile to the respective parties hereto at the following addresses:

                 If to the Escrow Agent:

                          Bankers Trust Company of California, N.A.
                          3 Park Plaza, 16th Floor
                          Irvine, California  92614
                          Attn:  Joe Campbell

                 If to Parent or Merger Sub, to:

                          Platinum Software Corporation
                          195 Technology Drive
                          Irvine, California  92618-2402
                          Attention:  Mr. Perry Tarnofsky, Esq.

                 With a copy to:

                          Wilson Sonsini Goodrich & Rosati
                          650 Page Mill Road
                          Palo Alto, CA  94304
                          Attention:  Larry W. Sonsini, Esq.

                 If to Shareholders, to:





                 With a copy to:

                 Sturm, Paletti & Wilson
                 The Starks Building - Suite 1551
                 455 S. Fourth Avenue
                 Louisville, KY  40202
                 Attention:  Howard S. Sturm


                 Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

         13.     MISCELLANEOUS.

                 13.1 GOVERNING LAW; ASSIGNS. This Agreement will be governed by and construed in accordance with the internal laws of the State of California without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                 13.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 13.3 ENTIRE AGREEMENT; SEVERABILITY. Except as otherwise set forth in the Merger Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. If any provision of this Agreement is held to be illegal or unenforceable by a tribunal of competent jurisdiction, then such provision shall not be voided, but shall be deemed modified to the extent necessary to make such provision lawful and enforceable, and the other provisions of this Agreement shall remain in full force and effect.

                 13.4 WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                 13.5 AMENDMENT. This Agreement may be amended by the written agreement of Parent, the Escrow Agent and the Shareholders' Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by Parent and the Shareholders' Representative, the Escrow Agent will resign (which resignation shall be effective immediately and, in any event, prior to the effective date of the amendment) and Parent win appoint a successor Escrow Agent accordance with Section 10 hereof. No such amendment may treat any one Shareholder differently from the other Shareholders unless consented to in writing by Shareholders having beneficial ownership in a majority of the outstanding Escrowed Property, including the consent of any Shareholder who is to be treated differently.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


                                   PLATINUM SOFTWARE CORPORATION,
        CORPORATION,
                                   "Company"


                                   By:_______________________________________

                                   Its:______________________________________



                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   "Escrow Agent"


                                   By:_______________________________________

                                   Its:______________________________________


                                   SHAREHOLDERS' REPRESENTATIVE and SHAREHOLDER


                                   By:_______________________________________

                                   Its:______________________________________

                                   SHAREHOLDERS


                                   __________________________________________


                                   __________________________________________


                                   __________________________________________



                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                   EXHIBIT A
                      LISTING OF SHAREHOLDERS/INDEMNITORS



-----------------------------------------------------------------------------------
NAME                                    FSI            PLATINUM            ESCROW
                                       SHARES            SHARES              SHARES
-----------------------------------------------------------------------------------
Shareholders:



-----------------------------------------------------------------------------------
John Lococo
-----------------------------------------------------------------------------------

Michael Zimmerman
-----------------------------------------------------------------------------------

Joseph Brumleve
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
TOTALS
-----------------------------------------------------------------------------------

                                   EXHIBIT B

                                  STOCK POWER

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE



 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


                     PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------

-------------------------------------




     (*___________________________*) shares of the Common Stock of PLATINUM SOFTWARE CORPORATION standing in my name on the books of said Corporation, represented by Certificate NO._____ herewith and do hereby irrevocably constitute and appoint attorneys to transfer said stock on the books of the within named Corporation with full power of substitution.



                                November __, 1997



           THE SIGNATURES ON THIS ASSIGNMENT MUST CORRESPOND WITH THE
      NAME(S) ON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                   ALTERATION OR ENLARGEMENT, OR ANY CHANGE.

          THE SIGNATURE(S) OF THE ASSIGNORS MUST BE GUARANTEED HEREON.

                                                                      EXHIBIT H



                         REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT entered into this _____ day of November 1997, by and among Platinum Software Corporation, a Delaware corporation (the "COMPANY"), and John Lococo, Michael Zimmerman and Joseph Brumleve (each a "SHAREHOLDER" and together the "SHAREHOLDERS").

                                R E C I T A L S

         A. The Shareholders are the shareholders of FocusSoft, Inc., a Kentucky corporation ("FOCUSSOFT"), and as such have voted to permit a wholly owned subsidiary of the Company to merge with and into FocusSoft thereby causing FocusSoft to become a wholly owned subsidiary of the Company (the "MERGER") and the Shareholders to become holders of the Common Stock of the Company (the "SHARES"); and

         B. The execution of this Agreement by the Company is a condition to the obligation of FocusSoft to close the Agreement and Plan of Reorganization between the Company, FocusSoft and the Shareholders (the "AGREEMENT OF MERGER").

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Shareholders and the Company agree as follows:

         1.      Definitions

                 As used herein:

                 1.1 The term "SECURITIES ACT" means the Securities Act of 1933, as amended.

                 1.2 The term "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                 1.3      The terms "REGISTER," "REGISTERED," and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 1.4 The term "REGISTRABLE SHARES" means all shares of Common Stock of the Company acquired by a Shareholder as consideration in the Merger. A Share shall cease to be a Registrable Share at such time as when the Holder is entitled to sell all of his Shares in any three month period pursuant to Rule 144 under the Securities Act.

                 1.5      The term "HOLDER" means any holder of Registrable
Shares.

                 1.6      The term "SEC" refers to the Securities Exchange
Commission.

         2.      Registration Rights

                 2.1 Required Registration. The Company shall use reasonable best efforts to register the Registrable Shares as listed below; provided, however, that the Shareholders shall each have provided all such information and materials relating to such Shareholder and taken all such action as may be reasonably requested by the Company in order for the Company:
(i) to comply with all applicable SEC requirements; and (ii) to obtain acceleration of the effective date of a registration statement filed pursuant to this Section 2.1, such provision and action to be conditions precedent to the obligations of the Company pursuant to this Agreement.

                          (a)     On or before February 15, 1998, the Company
shall prepare and file a registration statement to be held open as a shelf registration on Form S-3 (or any successor form which may be adopted by the SEC) with respect to the Registrable Shares (the "S-3 Registration Statement") and will use reasonable best efforts to cause such registration statement to become effective thereafter and remain effective until the earlier of (i) one year from the date such registration statement was filed with the SEC, or (ii) the date upon which all of the Registrable Shares so registered are sold.

                          Notwithstanding anything contained in this Section
2.1 to the contrary, (a) if the Company furnishes to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and that it is in the best interests of the Company to defer the filing of the S-3 Registration Statement, then the Company shall have the right to defer the filing of the S-3 Registration Statement for a period of not more than ninety (90) days; provided, however, that the Company may not exercise such right more than once in any twelve-month period; (b) the Shareholders agree that, upon receipt of any notice from the Company of the occurrence of an event during the period that the S-3 Registration Statement is required to be effective, which, in the reasonable judgment of the Company, results in such registration statement or the related prospectus containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Shareholder will forthwith discontinue disposition of the Registrable Shares until such Shareholder's receipt of copies of supplemented or amended prospectuses prepared by the Company, and, if so directed by the Company, the Shareholders will deliver to the Company all copies in their possession of the prospectus covering such Registrable Shares current at the time of receipt of such notice; and (c) each of the Holders agrees that it will not sell or otherwise transfer any Registrable Shares until the date after the Company has filed a report with the SEC which included financial statements reporting combined results of the Company and FocusSoft for at least thirty
(30) days.

                 2.2 Indemnification of Holders of Registrable Shares. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each Holder and each underwriter, if any, of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such Holder or such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they are made, not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration; provided such untrue statement or omission was not made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein; and provided further that a Holder, or any person who controls such Holder within the meaning of Section 15 of the Securities Act, shall not be so indemnified for any losses, claims, damages or liabilities which arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, as such final prospectus may be amended or supplemented, if such Holder delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus (together with any applicable amendment or supplement) to such person at or prior to the written confirmation of the sale to such person. Promptly after receipt by any Holder of Registrable Shares, any underwriter or any controlling person, of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company in its sole discretion. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent.

                 2.3 Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, each Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter, if any, of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, expressly for use therein; and provided further, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds to such Holder of the Registrable Shares sold in such registration. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Shares, the Company will notify such Holder of Registrable Shares in writing of the commencement thereof, and such Holder of Registrable Shares may, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such Holder of Registrable Shares unless employment of such counsel has been specifically authorized by such Holder of Registrable Shares in his sole discretion. Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any Holder of Registrable Shares pursuant to Section 2.2, the Company shall have the right to assume the defense of such action, subject to the right of such Holders to participate therein as permitted by Section 2.2. Such Holder of Registrable Shares shall not be liable to indemnify any person for any settlement of any such action effected without such Holder's consent. Such Holder shall not, except with the approval of the Company, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

                 2.4 Further Obligations of the Company. Whenever the Company is required under this Agreement to register Registrable Shares, it agrees that it shall do the following:

                          (a)     Furnish to each selling Holder such copies of
each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Shares;

                          (b)     Use its best efforts to register or qualify
the Registrable Shares to be registered pursuant to this Section 2 under the applicable securities or "blue sky" laws of such jurisdictions as any selling Holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                          (c)     Furnish to each selling Holder a signed
counterpart of:

                                  (i)      an opinion of counsel for the
Company, dated the effective date of the registration statement, and

                                  (ii)     "comfort" letters signed by the
Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but, with regard to clauses (i) and (ii) of this paragraph 2.5(c), only if and to the extent that the Company is required to deliver or cause the delivery of such opinion and/or "comfort" letters to the underwriters in an underwritten public offering of securities;

                          (d)     Permit each selling Holder or his counsel or
other representatives to inspect and copy such corporate documents and records as may reasonably be requested by them in connection with the offering;

                          (e)     Furnish to each selling Holder, upon request,
a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering unless confidential treatment of such information has been requested of the SEC; and

                          (f)     In connection with any registration of
Registrable Shares pursuant to this Section 2, Holders shall use one counsel for all selling shareholders in such offering, which counsel shall be selected by agreement by the holders of a majority of Registrable Shares being registered therein. In addition, Holders shall appoint as their attorney-in-fact such person or entity acceptable to the Company to act as attorney in-fact for all selling shareholders in connection with such offering.

                 2.5      Expenses.  In the case of a registration under
Section 2.1 the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, SEC filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of counsel for the selling Holders of Registrable Shares in connection with the registration of their Registrable Shares, (ii) any portion of the underwriter's commissions or discounts attributable to the Registrable Shares being offered and sold by the Holders of Registrable Shares, (iii) any transfer taxes, or (iv) any of such expenses if the payment of such expenses by the

Company is prohibited by the laws, rules or regulations of a state in which such offering is qualified and only to the extent so prohibited.

                 2.6 Transfer of Registration Rights. Except as expressly provided in this Section 2.6 the registration rights of the Holders of Registrable Shares under this Section 2 may not be transferred. A Holder may transfer the registration rights hereunder to a transferee of Registrable Shares so long as such transfer is by gift or upon death or permanent incapacity to his guardian, conservator, executor, administrator, trustees or beneficiaries under his will, spouse, children, stepchildren, grandchildren, parents, siblings or legal dependents, to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be such a person and all such persons agree to be bound by the terms hereof or to partners of a Holder which is a partnership, provided that all of such partners agree to be bound by the terms hereof.

                 2.7 Contribution. In the event the offer and sale of the Registrable Shares is effected in a firm underwriting, the selling Holders shall execute an underwriting agreement with respect to the registration of the Registrable Shares providing for contribution by the parties thereto under reasonable circumstances.

         3. Amendment. Any modification, amendment, or waiver of this Agreement or any provision hereof shall be in writing and executed by the Company and the Holders of not less than a majority of the Registrable Shares then outstanding.

         4. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, by private nationally recognized courier service or by facsimile and confirmed, if delivered, mailed, courier or facsimile to the respective parties hereto at the following addresses for the persons listed below and to the addresses on Exhibit A to the Holders:

                 If to the Company, to:

                          Platinum Software Corporation
                          195 Technology Drive
                          Irvine, CA 92618-2402
                          Attention:  Mr. Perry Tarnofsky, Esq.

                          With a copy to:

                          Wilson Sonsini Goodrich & Rosati
                          650 Page Mill Road
                          Palo Alto, California 94304-1050
                          Attention:  Page Mailliard, Esq.

                 If to FocusSoft, to:

                          FocusSoft, Inc.

                          Attention:  ______________________________

                          With a copy to:



                          Louisville, Kentucky _____________
                          Attention:  Howard Sturm, Esq.

         Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

         5. Heirs, Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         7. Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such invalid or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

         8. Entire Agreement. This Agreement is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect to the subject matter contained herein.

         9. Attorneys' Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including without limitation, costs, expenses and fees on any appeal).

         10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned holders of securities and the Company have executed this Agreement on the day and year first above written.



                                   PLATINUM SOFTWARE CORPORATION


                                   By: ________________________________________

                                   Its: _______________________________________

                                   SHAREHOLDERS

                                   ____________________________________________
                                   John Lococo

                                   ____________________________________________
                                   Michael Zimmerman

                                   ____________________________________________
                                   Joseph Brumleve


                                   IRREVOCABLE TRUST F/B/O ASHLEY CLAIRE LOCOCO


                                   By:_________________________________________

                                   Name:_______________________________________

                                   Title:______________________________________


                                   IRREVOCABLE TRUST F/B/O JOSHUA VINCENT LOCOCO


                                   By:_________________________________________

                                   Name:_______________________________________

                                   Title:______________________________________





               [Signature Page to Registration Rights Agreement]

                                   IRREVOCABLE TRUST F/B/O AMY LOCOCO O'DANIEL

                                   By:_________________________________________

                                   Name:_______________________________________

                                   Title:______________________________________
























               [Signature Page to Registration Rights Agreement]